Exhibit 15.a (i)

Report on the 2026 Remuneration Policy and remuneration paid 2025

eni

Mission

We are an energy company.

13 15 We concretely support a just energy transition,
with the objective of preserving our planet

7 12 and promoting an efficient and sustainable access to energy for all.
Our work is based on passion and innovation,

9 on our unique strengths and skills,
on the equal dignity of each person,

5 10 recognizing diversity as a key value for human development,
on the responsibility, integrity and transparency of our actions.
We believe in the value of long-term partnerships with the Countries

17 and communities where we operate, bringing long-lasting prosperity for all.

Global goals for a sustainable development

The 2030 Agenda for Sustainable Development, presented in September 2015, identifies the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable development on the current complex social problems. These goals are an important reference for the international community and Eni in managing activities in those Countries in which it operates.


SUSTAINABLE DEVELOPMENT GOALS

Eni

Report on the 2026 Remuneration Policy and remuneration paid 2025

Approved by the Board of Directors on March 18, 2026

The Report is available in the "Governance" and "Publications" sections of the Company's website www.eni.com

Letter from the Chairman of the Remuneration Committee



Massimo Belcredi
Chairman of the Remuneration Committee

Dear Shareholders,

again this year I am pleased to present you with the proposals prepared by the Committee on the remuneration of Directors, Statutory Auditors, Chief Operating Officers and other Managers with Strategic Responsibilities.

These proposals confirm the commitment of both the Committee and the Board of Directors to maintaining a balanced and competitive remuneration system, strongly focussed on achieving the Company's medium/long-term strategic objectives, aligning management's interests with the primary objective of creating sustainable value for shareholders and, more generally, for all stakeholders.

Remuneration Policy for 2026

In its work, the Committee was fully dedicated to analysing the current remuneration policy and ensuring the design of a remuneration scheme structured to incentivize the pursue of the Company's strategic priorities in alignment with the interests of shareholders and other stakeholders. Upon the completion of this activity which entailed several meetings and involved an in-depth peer benchmarking analysis, the Committee elaborated two innovative proposals, better detailed below.

The Committee firstly acknowledged that the fixed compensation for non-executive Directors, the CEO/GM and the Board of Statutory Auditors had remained unchanged for a long period of time, despite significant inflation. This had gradually generated a notable discrepancy with the benchmarks overtime (Eni's current fixed compensation is below – in some cases well below – the median for the reference peer group). The Committee has therefore deemed it appropriate to submit the issue to the evaluation of the Shareholders' Meeting, which is called to determine whether it would be expedient to adjust fixed compensation in relation to the loss of purchasing power recorded in recent years. Such an adjustment would imply to align Eni's compensation back to the peer median or, for certain cases, only recover at least a part of the inflation gap. In relation to the cases foreseeing no significant discrepancies versus peers, the Committee has instead proposed that the amounts remain unchanged.

The second significant proposal submitted to the approval of the Shareholders' Meeting is related to the long-term variable component of the executive remuneration, as envisaged in the new Equity-Based Incentive Plan 2026-2028. The Board of Directors believes that the actions implemented by management to carry out the strategic plan deserve special incentives, in order to achieve results which could potentially be extraordinary, notwithstanding the continuing uncertainties and scenario volatility.

Consequently, the Committee was tasked with preparing a proposal to revise the Long-Term Incentive Plan (LTI), making it possible to appropriately recognise the contribution of the executives in the creation of medium/long-term value. This proposal, better detailed in the Report, calls for the introduction of an additional incentive level to the LTI, known as "over performance" (based on the same logic already adopted in the Short Term Incentive - STI - Plan), which applies only in the case in which truly extraordinary performance is achieved, in excess of that foreseen in the plans of recent years.

The additional variable remuneration associated to the "over performance" threshold is only granted in case of a level of performance, over a medium/long-term timeframe, that far exceeds that envisaged by the current system (broken down into minimum, target and maximum levels). Even in the case of the highest possible over performance level, the potential total remuneration would not exceed the corresponding median level for the peer group.

Jointly to the aforementioned two main proposals, other minor changes are proposed, which are better detailed in the Report. Among these, it is worth highlighting, in the context of the STI, the adjustment introduced in the workplace safety target (Severity Index Rate metric - SIR), which has been made even more challenging, confirming Eni's focus on protecting the safety of its people.

Shareholder engagement

In carrying out the activities planned in its annual programme, the Committee maintained active and constant dialogue on remuneration issues with Institutional Investors and Proxy Advisors, through two engagement cycles. The feedback received in these meetings indicated an overall appreciation of the purposes, structure and specifics detailed in the Eni Remuneration Policy. In line with the terms established in the Policy for Managing Dialogue with Investors, this spring the Committee intends to continue the engagement to support the proposals for the Remuneration Policy that will be submitted to the Shareholders' Meeting.

Results in 2025

In 2025, Eni achieved particularly notable industrial and economic/financial results, while maintaining its structural solidity, thus testifying to the strength of its satellite model and the effective execution of its strategy also under uncertain market conditions.
We recorded excellent results with strong cash flow, a further strengthening of our equity and higher than expected production growth, supported by the launch of new projects and important investment decisions that serve to sustain and strengthen our medium-term development.
Despite the volatile scenario, in 2025 Eni demonstrated its ability to combine production growth and financial discipline, making it possible to increase the remuneration distributed to shareholders.

Conclusion

2025 was another particularly intense year for the Committee. I wish to thank Cristina Sgubin and Raphael Vermeir for their constant hard work and contributions in terms of rigour, professionalism and experience, which were a determining factor in the quality of our evaluations and the decisions we made. Another genuine thank you goes to the Eni people, always willing and able to support the Committee's work.

Dear Shareholders, I leave you here to read the 2026 Remuneration Policy and Remuneration Paid 2025, which will be submitted for your examination and vote on the occasion of the Shareholders' Meeting called for May 6, 2026.

March 11, 2026

Massimo Belcredi
Chairman of the Remuneration Committee

Introduction

This Report on the 2026 Remuneration Policy and on Remuneration Paid 2025 (hereafter, the "Report") was approved by the Board of Directors on March 18, 2026, based on a proposal from the Remuneration Committee, in compliance with current legal and regulatory requirements[1].

The Report is divided into:

Executive Summary

- Executive Summary: provides a summary of the market results (TSR) and the main indicators of environmental sustainability and human capital (accidents, GHG emissions, pay ratio and minimum wages), as well as of the 2026 Remuneration Policy.

Section I – subject to the binding vote of the 2026 Shareholders' Meeting

- Section I: describes the 2026 Remuneration Policy for Directors, Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities[2], and will be submitted to the Shareholders' Meeting for approval on May 6, 2026 (binding vote), called to approve the annual financial statements at December 31, 2025, in line with the regulations in effect[3]. The section also describes the corporate bodies involved and the procedures used for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the companies directly and indirectly controlled by Eni[4], with the exclusion of the listed subsidiaries (also jointly controlled).

Section II – subject to the non-binding vote of the 2026 Shareholders' Meeting

- Section II: describes the implementation of the Policy applying in 2025, with the information on the final results and an indication of the remuneration accrued and the equity investments held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with Strategic Responsibilities. This Section will be subject to a non-binding vote by the 2026 Shareholders' Meeting, in line with current regulations[5].

The text of this Report will be made available to the public no later than twenty one days prior to the date of the Shareholders' Meeting called for the approval of the financial statements for 2025, in line with current regulations[6].

(1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art. 3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions).
(2) Individuals who have the power and responsibility, directly and indirectly, over the planning, management and auditing of the company, pursuant to article 65, par. 1-quater of the Issuers Regulation, who for Eni are, in addition to Directors and Statutory Auditors: the permanent members of the Company's Steering Committee (the DG/COO Chief Transition & Financial Officer, DG/COO Global Natural Resources, COO Industrial Transformation, Director of Stakeholder Relations & Services, Director of Corporate Affairs and Governance and the Director of Integrated Compliance), the Director of Internal Audit, Financial Reporting Manager, Director of Technology, R&D and Digital and the Director of Legal Affairs and Commercial Negotiations (for functions associated with commercial negotiations). For more information please see the ECG Policy "Transactions with interests of Directors and Auditors and Transactions with Related Parties", available on the Company's website (www.eni.com).
(3) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 3-bis and 3-ter.
(4) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for companies subject to regulation, as well as in accordance with the provisions of local legislation.
(5) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 6.
(6) Art. 123-ter of the Consolidated Law on Financial Intermediation, par. 1.

The Report and the informational documents regarding the incentive plans based on financial instruments will be made available at the Company's registered headquarters and on the Company website in the sections "Governance" and "Publications", as well as through the and via the website of the provider of disclosure and storage services for regulated information "1Info" (available at www.1info.it).

As required by law[7], PricewaterhouseCoopers S.p.A., which is in charge of the statutory audit, verified the preparation of the second section of the Report.

(7) Art. 123-ter of the Consolidated Law on Financial Information, par. 8-bis.

Executive Summary



CONTENTS

The purpose of the Executive Summary is to provide to the market an overview of the market results (TSR) and the main indicators of environmental sustainability and human capital (accidents, GHG emissions, pay ratio and minimum wages) and an analysis of pay for performance.

The Summary also briefly presents the Remuneration Policy for 2026, the connection with the Eni strategy and the results of the shareholders' vote on the Remuneration Policy and on its implementation in the previous years.

SUMMARY INDICATORS FOR 2025

Total Shareholder Return

TSR: in the 2015-2025 period, Eni delivered a Total Shareholder Return (TSR) of +113.8%, significantly higher than that of the Peer Group[8]. The FTSE MIB produced a Total Shareholder Return of +246.6%, compared to an average of +126.6% for the peer companies' respective benchmark stock market indices[9].

CHART 1 – TOTAL SHAREHOLDER RETURN (ENI VS. PEER GROUP AND BENCHMARK STOCK MARKET INDICES)


246.6 FTSE MIB TSR (%)
126.6 TSR - Peer stock market indices (%)
113.8 eni Eni TSR
87.2 TSR - Peer group
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Severity Incident Rate

SIR: In 2025, the Severity Incident Rate (SIR) figure fell significantly, with nor mortal or permanent disability events. The Total Recordable Injury Rate (TRIR) also fell, with total recordable injuries lower than in 2024 for both employees and contract workers.

CHART 2 – TOTAL RECORDABLE INJURY RATE[(a)] (TRIR) E SEVERITY INCIDENT RATE[(b)] (SIR)


0.49 0.35 0.43 0.40 0.42 0.48 0.49 0.51 0.57 0.7 0.55
54 33 16 45 35 17 8 48 17 70 9
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
Severity Incident Rate (SIR)
Total Recordable Injury Rate (TRIR)

(a) Total recordable injuries/hours worked x 1,000,000.
(b) Total recordable injuries weighted for severity/hours worked x 1,000,000.

(8) The Peer Group consists of: BP, Equinor, OMV, Repsol, Shell and TotalEnergies.
(9) Benchmark indices are: Cac 40, FTSE 100, AEX and OBX.

GHG emissions

Net GHG emissions of upstream operated and non-operated equity (Scope 1+2): in 2025 net emissions came to 4.7 $MtCO_2eq.$, down around 31% with respect to 2024.

CHART 3 - NET GHG EMISSIONS UPSTREAM SCOPE 1 AND 2 EQUITY AND GHG EMISSION INTENSITY SCOPE 1 AND SCOPE 2 UPSTREAM EQUITY


Net Emissions ($MtCO_2eq.$)
Emission Intensity ($tCO_2eq./kboe$)
20 18 16 14 12 10 8 6 4 2 0
24 22 20 18 16 14 12 10
22.3 21.9 20.6 21.5 21.7 20.3 20.2 18.6
15.0 15.0 11.5 11.2 10.0 9.0 6.8 4.7
2018 2019 2020 2021 2022 2023 2024 2025
GHG net emissions Scope 1 and 2 equity
GHG emission intensity Scope 1 and 2 equity

Eni Total Remuneration Positioning vs. Peer Group

Total target remuneration of the Eni Chief Executive Officer in 2025 was lower than the median with respect to that of CEOs in the reference companies in the European Peer Group (12th place).

CHART 4 - TOTAL AVERAGE REMUNERATION 2025 (THOUSANDS OF EUROS)[a]


14,000 12,000 10,000 8,000 6,000 4,000 2,000 0
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19
SIEMENS
RioTinto
BASF
vodafone
eni
RWE
e-on
REPSOL
enel
engie
OMV
equinor
bp

(a) Policy target indicated in the Remuneration Reports of the companies, converted to euro at the exchange rate at December 29.

Pay for performance

The comparison between the trend of the TSR and total remuneration for the Chief Executive Officer and General Manager shows a notable reduction in 2025 for remuneration, in contrast to the strong increase in TSR.

CHART – PAY FOR PERFORMANCE ANALYSIS (TSR ENI VS. TOTAL REMUNERATION FOR CEO/GM 2015-2025)


0.0
-9.3
4.6
12.5
12.1
17.3
-15.3
18.9
30.8
66.6
42.8
113.8
3,498
3,779
4,420
5,933
5,694
5,090
7,285
7,671
10,113
9,319
8,382
2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025
CEO/GM total remuneration (/,000€)
Eni TSR (%)

CEO/GM pay ratio vs. median employee remuneration

Pay ratio CEO/GM vs. median employee remuneration[10]: the pay ratios between the remuneration of the CEO and General Manager and median employee remuneration for Italian employees and at the global level fell with respect to 2024, with a significant change seen above all in the total remuneration indicator[11], mainly due to the lower value of the long-term share-based incentive.

TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION

Employees in Italy	2022	2023	2024	2025
Fixed remuneration pay ratio	35	35	34	32
Total remuneration pay ratio	137	172	157	134
Employees in Italy and abroad				
Fixed remuneration pay ratio	35	36	34	33
Total remuneration pay ratio	140	180	157	138

Gender pay gap

Gender pay gap[12]: the gender pay gap relative to fixed and total remuneration, with the same role and seniority (based on the United Nations principle of "equal pay for equal work"), shows substantial alignment overall, with certain increases associated with the integration of new companies abroad, in companies with a heterogeneous distribution of the population and remuneration levels with respect to other companies.

(10) For more information on this indicator and the associated methodology, please see the Sustainability Report within the Annual Financial Report, available on the Company's website (www.eni.com).
(11) Total remuneration includes the variable monetary remuneration components and measured benefits.
(12) This indicator is calculated as the percentage difference between average remuneration for men and women. The calculation criteria adopted do not necessarily coincide with those which will be established in the EU Directive 2023/970 on Pay Transparency, which is currently in the process of being endorsed by national legislatures.

TABLE 2 – GENDER PAY GAP WITH EQUAL ROLES AND SENIORITY

	Fixed remuneration				Total remuneration			
	2022	2023	2024	**2025**	2022	2023	2024	**2025**
Employees in Italy								
Total pay gap (men vs. women)	**0.8%**	**0.7%**	**0.8%**	**0.8%**	**-0.2%**	**0.3%**	**0.8%**	**0.9%**
Senior Manager	1.9%	1.9%	1.4%	**2.2%**	0.0%	1.7%	2.7%	**3.0%**
Middle Manager and Senior Staff	1.6%	0.7%	0.3%	**0.1%**	0.6%	-0.1%	0.0%	**-0.2%**
White collars	-1.1%	0.5%	0.6%	**0.5%**	-2.1%	-0.1%	0.6%	**0.4%**
Blue collars	5.1%	1.6%	3.0%	**3.7%**	4.7%	2.1%	2.8%	**5.1%**
Employees in Italy and abroad								
Total pay gap (men vs. women)	**1.7%**	**1.8%**	**1.9%**	**1.6%**	**1.1%**	**1.5%**	**2.1%**	**2.3%**
Senior Manager	2.2%	2.1%	1.4%	**7.4%**	0.9%	2.5%	2.3%	**9.0%**
Middle Manager and Senior Staff	1.7%	0.7%	0.7%	**0.2%**	1.1%	0.3%	0.4%	**0.1%**
White collars	0.9%	1.5%	2.0%	**1.3%**	0.3%	1.1%	2.4%	**1.7%**
Blue collars	4.7%	4.5%	3.9%	**3.5%**	4.2%	4.8%	4.0%	**6.2%**

Below the gender pay gap is shown (table 3), calculated without reference to role, seniority or country ("raw" pay gap[13]).

TABLE 3 – RAW GENDER PAY GAP

	Fixed remuneration		Total remuneration	
	2024	**2025**	2024	**2025**
Employees in Italy				
Total pay gap (men vs. women)	**-1.5%**	**-2.6%**	**2.7%**	**1.0%**
Senior Manager	11.6%	**12.5%**	19.5%	**20.6%**
Middle Manager and Senior Staff	3.2%	**2.8%**	2.7%	**2.2%**
White collars	-0.9%	**-1.6%**	-0.8%	**-1.8%**
Blue collars	13.3%	**12.7%**	13.8%	**13.4%**
Employees in Italy and abroad				
Total pay gap (men vs. women)	**2.4%**	**5.7%**	**6.8%**	**10.0%**
Senior Manager	11.8%	**13.1%**	18.1%	**20.2%**
Middle Manager and Senior Staff	6.8%	**6.0%**	8.7%	**7.9%**
White collars	2.3%	**2.1%**	3.8%	**4.1%**
Blue collars	28.9%	**56.3%**	27.7%	**56.2%**

(13) This indicator is calculated according to the CSRD standard. For more information on this indicator and the associated methodology, please see the Sustainability Report within the Annual Financial Report, available on the Company's website (www.eni.com).

Minimum wages

Minimum Wage: for each country in which it operates, Eni's policy remuneration standards are well above the legal/contractual minimums, as well as in the 1st decile[14] of the local remuneration market. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. For the main countries in which Eni is present, the table shows the relationship between the Eni 1st decile and the 1st decile of the salary market in the country and between the Eni 1st decile and any minimum wage established by law, both as a percentage.

TABLE 4 – MINIMUM WAGES

Country	Ratio of Eni 1st decile to market 1st decile[a]	Ratio of Eni 1st decile to statutory minimum wage[b]		
		women	men	total
Italy	○	○	○	○
Algeria	●	●	●	●
Austria	▲	●	●	●
Belgium	▲	■	■	■
China	○	●	■	■
Egypt	●	●	●	●
France	■	▲	●	●
Germany	○	■	▲	▲
Ghana	●	●	●	●
Greece	▲	■	●	■
India	○	○	▲	○
Indonesia	●	●	●	●
Nigeria	●	●	●	●
United Kingdom	▲	●	▲	▲
United States	●	●	●	●
Tunisia	▲	●	●	●
Hungary	▲	■	■	■

Key
- ● Eni minimum >250% of minimum benchmark.
- ■ Eni minimum between 201% and 250% of minimum benchmark.
- ▲ Eni minimum between 151% and 200% of minimum benchmark.
- ○ Eni minimum between 110% and 150% of minimum benchmark.
- □ Eni minimum between 90% and 110% of minimum benchmark.
- △ Eni minimum <110% of minimum benchmark.

(a) Ratio refers to fixed and variable remuneration of blue collars or white collars for countries where Eni has no blue collars (market data from Korn Ferry).
(b) Minimum salaries as defined by law in the various countries or, if not applicable, in national collective bargaining agreements.

(14) The 1st decile represents market practices above which 90% of remuneration is placed.

2026 REMUNERATION POLICY AND CONNECTION WITH THE BUSINESS MODEL AND STRATEGY

Eni's business model supports the company's commitment to a socially fair energy transition and is aimed at achieving solid financial returns and the creation of long-term value for the main stakeholders, through a strong position throughout the energy value chain: exploration, oil and natural gas exploration and extraction, electricity generation utilising gas and renewable sources, refining oil products, producing biofuels and chemical products from the traditional and bio cycles and developing circular economy processes. In line with that expressed in the corporate mission, Eni works to make, directly or indirectly, a contribution to the achievement of the United Nations Agenda 2030 Sustainable Development Goals (SDG) and is committed to helping to guarantee energy security, utilising its global portfolio and alliances with producer countries.


VALUE CREATION FOR ALL STAKEHOLDERS
Through an integrated presence across the entire energy value chain
CARBON NEUTRALITY BY 2050
ENVIRONMENTAL PROTECTION
VALUE OF OUR PEOPLE
ALLIANCES FOR DEVELOPMENT
SUSTAINABILITY IN THE VALUE CHAIN
STRATEGY AND TARGET SUSTAINABLE DEVELOPMENT GOALS
INTEGRATED VALUE CHAIN
INDUSTRIAL TRANSFORMATION
GLOBAL NATURAL RESOURCES
TRANSITION BUSINESSES
OUR MISSION
CORPORATE GOVERNANCE
RISK MANAGEMENT
PROPRIETARY TECHNOLOGIES AND BREAKTHROUGH
OPERATIONAL EXCELLENCE
ENERGY SOURCES DIVERSIFICATION
LARGE PORTFOLIO OF OPPORTUNITIES
COMPETITIVE ADVANTAGES
SATELLITE MODEL
FINANCIAL DISCIPLINE

For more information, please see the 2025 Annual Financial Report, available on the Company's website (www.eni.com).

The Remuneration Policy supports the achievement of the goals set in the Company's Strategic Plan by promoting, through a balanced use of performance measures in the short and long-term incentive systems, the alignment of senior management's interests with the priority of creating sustainable value for shareholders over the medium to long-term.

The 2026-2028 Long-Term Equity-based Incentive Plan supports the Strategic Plan guidelines by providing a specific environmental sustainability and energy transition goals, allocating them an overall weight of 35%.

TABLE 5 – OUR GOVERNANCE PRACTICES

WHAT WE DO

- Variable incentive plans linked to measurable and predetermined, financial and non-financial, targets, consistent with the Strategic Plan
- Pay mix of executive roles characterized by significant long-term components
- Long-term incentive vesting periods of no less than 3 years, and lock-up clauses for equity instruments
- Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules
- Structured engagement plan to respond to the expectations and feedback of our shareholders

WHAT WE DON'T DO

- No excessive remuneration with respect to national and international market benchmarks
- No forms of variable remuneration for non-executive Directors
- No extraordinary incentives for the CEO/GM
- No severance package that exceeds the limits set under the law and/or the National Collective Labour Contract for Industrial Executives

TABLE 6 – 2026 REMUNERATION POLICY SUMMARY

MARKET REFERENCES

Chief Executive Officer and General Manager (CEO/GM):
Remuneration peer group consisting of European companies in the Energy and Utilities sector and other comparable industrial sectors: *Shell, TotalEnergies, BP, Repsol, Equinor, OMV, RWE, Iberdrola, E.ON, ENGIE, Enel, BASF, Bayer, Rio Tinto, Anglo American, Volkswagen, Vodafone, Siemens.*

Chief Operating Officers and Other Managers with Strategic Responsibilities (MSRs):
European market selected in the industrial sector for roles with the same level of responsibility.

FIXED REMUNERATION

PURPOSE AND CONDITIONS	Reward skills, experience and responsibility
CRITERIA AND PARAMETERS	CEO/GM: Fixed remuneration up to a maximum limit of €1,970,000, which may be reduced based on the assigned roles and powers, and the profile of the nominee. MSRs: Fixed remuneration is based on the role assigned, potentially adjusted to median market remuneration level.

SHORT-TERM INCENTIVE PLAN

PURPOSE AND CONDITIONS	Motivate to achieve annual targets in a perspective of medium/long-term sustainability IThe Plan is subject to malus/clawback conditions. 2026 targets for the CEO/GM (Plan targets have been adjusted in line with the evolution of Eni's guidelines and stakeholder interests, as well as best practices in the sector) 1. Economic/financial and equity results: EBT (20%); organic Free Cash Flow (25%); Gearing (20%); 2. Environmental sustainability and human capital: Net upstream Scope 1 and Scope 2 GHG emissions (20%); Severity Incident Rate (15%); 2026 MSR Targets: Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them. Assessment • performance scale: 70 - 150 points (target = 100; below 70 points the result is calculated as zero); • minimum incentive threshold: 85 total performance points; • possible application to the CEO's performance score of an adjustment coefficient of 1.1 for operations and/or results of particular strategic significance (with a maximum score of no more than 150 points) or of 0.9 for adverse scenarios and extraordinarily negative economic-financial results (with a minimum score of no less than 85 points).
CRITERIA AND PARAMETERS	CEO/GM incentive level • Incentive base: 150% of fixed remuneration; • Vested incentive: between 85% and 150% of incentive base, with an annual portion (65%) and deferred portion (35%) subject to performance conditions in a three-year period and disbursed in a variable amount between 28% and 230% of the awarded portion. • Annual amount payable: - threshold of 83% of fixed remuneration; - target of 98% of fixed remuneration; - max. 146% of fixed remuneration. • Payable deferred portion: - threshold of 38% of fixed remuneration; - target of 68% of fixed remuneration; - max. 181% of fixed remuneration. MSRs incentive level Incentive base: up to a maximum of 100% of fixed remuneration; • Annual amount payable: up to a maximum of 98% of fixed remuneration; • Payable deferred portion: up to a maximum of 121% of fixed remuneration.

LONG-TERM EQUITY-BASED INCENTIVE PLAN 2026-2028

PURPOSE AND CONDITIONS	Encourage long-term value creation for shareholders and sustainability. The Plan is subject to malus/clawback conditions and 50% of the shares granted are restricted for 2 years after the grant date; for the CEO/GM, assuming annual grants of equivalent value, this requirement results in a shareholding objective, achievable within 2 years, of a value equal to 1.5 times the fixed remuneration.
CRITERIA AND PARAMETERS	No. of shares awarded Determined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award. Three-year targets 1) 25% Market Target: Total Shareholder Return (relative); 2) 40% Financial and Equity Targets (absolute): 25% Organic Free Cash Flow and 15% Gearing; 3) 35% Environmental Sustainability and Energy Transition objectives (absolute): 20% Net upstream Scope 1 and Scope 2 GHG emissions and 15% Biojet production capacity.

(continued) CRITERIA AND PARAMETERS	Performance measurement over a 3-year period • Relative parameters: measured against the Peer Group of six European energy companies (Shell, TotalEnergies, BP, Repsol, Equinor and OMV); • Absolute parameters: measured against targets set in the Strategic Plan. No. of shares assigned at the end of the vesting period Determined as a function of the results over the three-year period, keeping the threshold (40%) and maximum (180%) multipliers unchanged and if over performance is achieved, introducing a multiplier of up to 235%.
INCENTIVE LEVEL	CEO/GM: • Value of awarded shares: max amount unchanged, equal to 150% of total fixed remuneration. • Value of granted shares: - threshold of 60% of fixed remuneration; - target of 183.75% of fixed remuneration; - max. 270% of fixed remuneration; - over performance 352.5% of fixed remuneration. MSRs: • Value of awarded shares: depending on the level of the role, up to 75% of fixed remuneration. • Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration, or up to 176% of fixed remuneration in the case of over performance. *N.B.: the monetary values are net of the impact of any changes in the stock price.*

PUBLIC COMPANY STOCK PLAN 2024-2026

PURPOSE	Strengthen the sense of belonging for Eni people, participation in growing company value, in line with the interests of shareholders, while also supporting purchasing power.
CRITERIA AND PARAMETERS	The Plan provides for three annual assignments from 2024-2026 and, in particular, for 2024 and 2025, two assignments of Eni shares free of charge for an individual monetary value of €2,000, while for 2026 a co-investment method will be utilised which calls for the assignment of shares free of charge by the company against the purchase of Eni shares by the employee, utilising a 50% matching mechanism up to a maximum of €1,000. Shares will be subject to a three year lock-up clause, for shares assigned free of charge, and a one year lock-up for any shares purchased by employees. For the CEO/GM, Managers with Strategic Responsibilities and Executives participating in the LTI Equity-Based Plan, the assignment of a single symbolic share is envisagedo. For more detailed information, including the cost and share capital, please see the Information Document for the Plan[a].

OTHER TREATMENTS

BENEFITS

PURPOSE	Retain managers in the Company
RITERIA AND PARAMETERS	Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary company level agreements for Executives (including the CEO and MSRs). • Supplementary pension scheme; • Supplementary healthcare scheme; • Insurance; • Car for business and personal use.

PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT

PURPOSE	Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause
TERMINATION INDEMNITY	For the role of CEO: equal to two years of fixed remuneration (in line with Recommendation 2009/385/EC) in the case of early termination of a term or non-renewal, and in cases of dismissal for just cause following an essential reduction of powers. For the role of General Manager: indemnity in the case of consensual termination equal to two years of fixed and short-term remuneration, within the limits of the protections established in the collective bargaining agreement[b] (CCNL). Indemnities are not due in the event of dismissal for "just cause" and resignation not justified by a reduction of delegated powers. For Managers with Strategic Responsibilities, as for all Eni executives, there are various treatments agreed upon individually based on criteria established by Eni for cases of retirement incentives which take into account the role held and performance, within the limits of the protections established in the same CCNL[b] which call for, in the case of terminations without just cause, a maximum of three years of total actual remuneration, including the notice.
NON-COMPETE AGREEMENT	CEO/GM: for the 2026-2029 term, to protect the Company's interests, a non-compete agreement may be continued and/or established, which is activated at the sole discretion of the Board of Directors, through an option right with a value of €300,000. Agreement Requirements • validity: 18 months; • non-compete constraints: for the Oil & Gas sector, this includes 19 countries, updated to also include companies in the Circular Economy sector. Agreement Payment • fixed component: €1.8 million; • variable component: determined as a function of the average of results for the STI Plan in the previous three years, between €500,000 (performance target) and €1,000,000 (maximum performance). MSRs: Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken.

(a) Prepared pursuant to Article 114-bis of Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Consob Issuers Regulation (resolution 11971 of May 14, 1999), published on the Company's website in the "Governance/Remuneration" section in compliance with current regulations.
(b) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (article 2121, Civil Code).

Sec. I – 2023-2025 Shareholders' Meeting vote on the Policy

RESULTS OF THE SHAREHOLDERS' VOTE

On May 14, 2025 the Shareholders' Meeting made a binding vote to approve the 2025 Remuneration Policy, with a vote in favour by 92.73% of total voters and 85.10% of institutional investors.

CHART 6 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION IN 2023-2025 - SECTION I


TOTAL SHAREHOLDERS (% voting)
92.64
5.36
2.00
93.39
6.37
0.24
92.73
7.02
0.25
2023-2026
2024
2025
For
Against
Abstensions


MINORITY SHAREHOLDERS (% voting)
85.80
10.34
3.86
86.72
12.80
0.48
85.10
14.39
0.51
2023-2026
2024
2025
For
Against
Abstensions

On May 14, 2025 the Shareholders' Meeting made a non-binding vote in favour of the second section of this Report, with a vote in favour by 95.80% of total voters and 91.40% of institutional investors.

Sec. II – Shareholders' vote on the Implementation of the Policy 2023-2025

CHART 7 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION IN 2023-2025 - SECTION II

TOTAL SHAREHOLDERS (% voting)


78.33
19.58
2.09
90.20
9.77
0.03
95.80
4.16
0.04
2023
2024
2025
For
Against
Abstensions

MINORITY SHAREHOLDERS (% voting)


58.18
37.78
4.04
80.32
19.62
0.06
91.40
8.53
0.07
2023
2024
2025
For
Against
Abstensions

The votes achieved highlight the efficacy of the Remuneration Policy in supporting the corporate strategy and the use of constant and open dialogue with the market.

Section I
2026 Remuneration Policy



CONTENTS

Section I will be submitted for a binding vote by the Shareholders' Meeting on May 6, 2026, called to approve the annual financial statements at December 31, 2025, in line with current regulations.
This section describes the annual 2026 Remuneration Policy for Directors, Statutory Auditors, Chief Operating Officers and Other Managers with Strategic Responsibilities. Finally, the section describes the corporate bodies involved and the procedures for the adoption, implementation and possible revision of the Policy and the purposes and general principles that also apply to the remuneration policies of the companies directly and indirectly controlled by Eni, with the exclusion of the listed subsidiaries (also jointly controlled), directly required to apply the legislation.

MAIN CHANGES IN THE POLICY

The Committee formulated two main innovative proposals.
First of all, following an in-depth analysis, the Committee noted that: a) the fixed remuneration of non-executive directors and statutory auditors has remained stable in recent years, despite significant inflationary dynamics; b) there is a significant remuneration gap compared to persons holding similar positions at comparable companies. Taking into account the benchmarking results, he deemed it appropriate to propose to the Shareholders' Meeting an assessment on the possible adjustment of the remuneration of the non-executive Directors, unchanged since 2014, as well as the members of the Board of Statutory Auditors, unchanged since 2020, also in relation to the need to enhance the responsibilities related to the positions held. It should be noted that the adjustment for cumulative inflation in recent years, detailed below, reduces but does not eliminate the gap with peers.

Similar benchmarking was performed on committee membership fees and chairman's fees, with no significant gaps emerging compared to peers. Therefore, in such cases, the Committee considers proposing confirmation of the amounts provided for in the previous policy.

A similar analysis was then carried out regarding the overall cap on the fixed remuneration of the CEO and General Manager, unchanged since 2017. In this case, the Committee, taking into account inflationary dynamics and benchmarking results that show a significant gap compared to the peer group, decided to propose an assessment on the possible adjustment of the above-mentioned overall cap, in order to ensure its full consistency with the evolution of the macroeconomic and competitive environment.

The second proposal concerns the long-term variable component, as envisaged in the new 2026-2028 Equity-Based Incentive Plan. The Board of Directors believes that the management is making a particularly significant effort, which could bring extraordinary results in the medium-long term, despite the continuing uncertainty and volatility of the reference scenario. Consequently, the Committee was tasked with preparing a comprehensive proposal to revise the Long-Term Incentive (LTI) Plan, in order to appropriately recognize management's contribution to achieving results of particular significance. The proposal, detailed more fully below, provides for the introduction of an additional incentive level referred to as 'over-performance' (following the same logic already adopted for the STI Plan), applicable only in the event that extraordinary medium-to-long-term performance is actually achieved, exceeding the levels set in the plans of recent years. Therefore, the incentive levels related to the minimum, target and maximum performance thresholds, already present in past years, remain unchanged, thus preserving the overall coherence of the incentive system.

Accompanying these two main proposals are other lesser proposed changes, which are nonetheless deemed worthy of note. Firstly, certain objectives of the Incentive Plans were revised. Specifically, for both the STI and LTI Plans, the 'Leverage' parameter has been replaced by 'Gearing', in line with peer practices and market disclosure metrics. This change aims to ensure greater transparency, consistency, and alignment of information, without impacting the pay-for-performance logic. The intervention has no impact in terms of pay-for-performance. With regard to the STI Plan, the safety target (SIR) has been made even more challenging, effectively stipulating that the maximum level cannot be achieved if even a single fatality occurs.

Finally, regarding the new LTI Plan, to account for financial market volatility, the final result of each three-year cycle will be determined as the average of the annual results relative to the peer group's positioning.

CORPORATE GOVERNANCE

Bodies and parties involved

Compliance of Policy with provisions of law and By-laws

The Remuneration Policy of members of the Eni Board of Directors and Board of Statutory Auditors, as well as Chief Operating Officers and Managers with Strategic Responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which:

- the Shareholders' Meeting determines the remuneration of the Chairman and other members of the Board of Directors and Board of Statutory Auditors, as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-laws, Art. 2402 of the Italian Civil Code);
- the Board of Directors determines the remuneration of the Directors with delegated powers and for participation in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code).

In line with Eni's corporate governance system[15], the Board is responsible for:

- approving the Remuneration Policy described in the first section for members of the Board of Statutory Auditors and Managers with Strategic Responsibilities;
- defining the Company's targets and approving the Company's performance thereby determining the variable remuneration of eligible Directors with delegated powers;
- subject to a proposal of the Chairman in agreement with the Chief Executive Officer, defining the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors.

Adhesion to the Corporate Governance Code

In line with the recommendations of the Italian Corporate Governance Code, the Board of Directors is supported, by a Committee of independent Non-Executive Directors (the Remuneration Committee) which makes proposals and provides advice on remuneration issues.

The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders' Meeting, which is called to express a binding vote with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes.

The Board of Directors ensures that the remuneration accrued and paid is consistent with the principles and criteria defined in the Policy, in light of the results achieved and other circumstances relevant to its implementation (Principle XVII of the Corporate Governance Code).

The Shareholders' Meeting is required to express an advisory vote on the second section of the Report, which outlines the remuneration accrued during the reference financial year for Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, the Other Managers with Strategic Responsibilities.

Engagement on Remuneration Policy

Eni promotes dialogue with our shareholders regarding remuneration policies, since we are aware of the importance of achieving a consensus with the same in the process of defining and implementing the Remuneration Policy for Directors and Managers with Strategic Responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II.

Eni offers its shareholders a number of tools and channels for communication: periodic meetings and conference calls and publication of detailed and complete information on its website ("Remuneration" section[16] on the "Governance" page).

Engagement Plan

In particular, an annual Engagement Plan is established, with the main investors and proxy advisors, to help with proposals of Policies to submit for approval at the Shareholders' Meetings, in line with the Policy for Managing Dialogue with Investors, approved by the Board of Directors. In the context of

(15) For more information, please refer to the "Corporate Governance and Shareholdings Structure Report" published in the "Corporate Governance" section of the Company website.
(16) www.eni.com - remunerazione.

the Engagement Plan two cycles of meetings are generally planned, in the autumn and spring, with the participation of the Chairman of the Remuneration Committee. The Committee examines and monitors the results of engagement activities, ensuring the Board of Directors is adequately informed on developments with reference to dialogue on remuneration issues.

Eni Remuneration Committee

Composition, appointments and tasks

Composition and role of the Remuneration Committee

Its composition and appointment, remit and operations, in line with the recommendations of the Corporate Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website[17].

Tasks of the Remuneration Committee

The Committee provides support for the decisions of the Board of Directors with respect to remuneration policies, in line with the By-laws and the Corporate Governance Code (Principle XVI and Recommendation 25); in particular, it develops proposals with regards to:

- Chairman and CEO Remuneration Policy, as well as for the members of the internal Board committees and general criteria for remuneration of Managers with strategic responsibilities;
- Short and long-term incentive plans, also share-based, with the establishment and finalisation of the relative performance targets connected with determining the incentives of Directors with powers;
- Report on Remuneration Policy and Remuneration Paid.

Additionally, it annually evaluates the overall adequacy and consistency of the Policy adopted and provides an opinion on the remuneration of the members of the Eni Supervisory Body.

In exercising its responsibilities, the Committee plans and monitors the results of the engagement activities in support of Eni Remuneration Policy, within the terms set forth in the engagement policy approved by the Board.

Additionally, in exercising its functions, the Committee provides its opinion on any remuneration transactions eventually required by the current corporate procedure for related party transactions[18].

For the most significant questions examined at its meetings the Committee reports to the Board of Directors at the next possible meeting, and annually at the Board meeting indicated by the Chairman of the Board of Directors, and no later than the deadlines for the approval of the Annual Report and Interim Report.

Operating procedures

The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual schedule approved by the Committee itself, and in the presence of at a majority of its current members. The Chairman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the oldest member. The Committee decides with a majority of those present. The Committee Secretary is responsible for drawing up the minutes.
Members of the Board of Statutory Auditors may attend the Committee meetings as well as, if invited by the Chairman of the Committee, the Chairman of the Board of Directors and/or the Chief Executive Officer, and, if agreed upon with the Chairman of the Board of Directors, other Directors. No Director with powers shall participate in Committee meetings at which proposals are developed for the Board regarding their own remuneration (Recommendation No. 26). Moreover, upon invitation of the Chair of the Committee, and having informed the Chief Executive Officer, as a rule by sending them the notice of meeting, other members of the Company structure may be invited to attend the meeting on specific

(17) On January 29, 2026, the Board of Directors approved the "Regulations for the Eni SpA Board of Directors and Internal Board Committees". This latter, with certain changes to simplify and rationalise the content, confirmed the tasks of the Remuneration Committee previously assigned in the Remuneration Committee Rules approved on May 11, 2023, aligning them with that established in the new resolution on powers reserved for the Board of Directors. These Rules can be found in the "Corporate Governance" section of the Company's website.
(18) The "Transactions with interests of Directors and Statutory Auditors and transactions with related parties" policy. For more information, see the 2025 Corporate Governance and Shareholdings Structure Report, available on the Company's website (www.eni.com).

items of the agenda, to provide an opinion on matters in which they have expertise. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company.

The Committee has the right to access information needed to carry out its duties, through relevant Company functions, and to make use of external consultants, within the terms of the Rules and the limits of the budget set by the Board of Directors (Recommendation No. 17).

Composition and activities of the Remuneration Committee in 2025

The Committee is currently composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Corporate Governance Code and with at least one possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended by the Corporate Governance Code[19] (Recommendation No. 26).

The Eni Director of Stakeholder Relations & Services serves as the Committee's Secretary, assisted by the Head of Compensation & Benefits, and supports the Committee and its Chairman in the performance of their activities.

TABLE 7 - COMPOSITION OF THE REMUNERATION COMMITTEE IN 2025[a]

CHAIRMAN	DIRECTOR	DIRECTOR
Massimo Belcredi[b]	Cristina Sgubin	Raphael Vermeir[b]

(a) Composition following renewal of corporate bodies (Board of Directors' decision of May 11, 2023 as announced in the press release of the same date).
(b) Directors Belcredi and Vermeir have been appointed from the minority slate.

Remuneration Committee activities follow an annual cycle, in line with the model shown in the table below.

TABLE 8 – ANNUAL CYCLE OF REMUNERATION COMMITTEE ACTIVITIES

1st HALF JANUARY-JUNE	2nd HALF JULY-DECEMBER
ESTABLISHMENT AND IMPLEMENTATION OF THE POLICY	
• Periodic assessment of the Policy adopted the previous year • Verification and implementation of the existing STI Plan • Verification of the existing LTI Plan • Definition of the targets related to the Variable Incentive Plans • Policy establishment and preparation of the Remuneration Report	• Implementation of the existing LTI Plan • Implementation of the Public Company Stock Plan • Monitoring of the regulatory framework and governance practices in relation to remuneration
ENGAGEMENT	
• Analysis of institutional investor and proxy advisors voting policies • Meetings with institutional investors and proxy advisors • Examination of voting recommendations of proxy advisors and voting projections • Examination of Shareholders' Meeting votes on remuneration issues and comparison with peers	• Definition of the Annual Engagement Plan • Possible additional meetings with institutional investors and proxy advisors

(19) See press release of May 11, 2023 available on the Company website.

During 2025, the Remuneration Committee met a total of **10 times**, with **100% participation** of its members and with an **average duration of 2 hours**.
All Committee meetings were attended by at least one member of the Board of Statutory Auditors.

During the first half of 2025 the Committee's main activities included:
- the periodic evaluation of the implementation of the Remuneration Policy in 2024, as established in the Corporate Governance Code, in terms of positioning and pay mix with respect to the remuneration benchmarks identified;
- determining the final annual results for 2024, with respect to the 2025 Short-Term Incentive Plan for the CEO and General Manager and the existing Long-term equity-based incentive plans;
- the definition of the 2025 goals and performance targets, associated with the Short-Term Variable Incentive Plan;
- the update of the structure of targets for 2025 for the Equity-Based LTI Plan 2023-2025, establishing the relative targets, and the CONSOB Disclosure Document;
- the definition of the 2025 Remuneration Policy Guidelines and the 2025 Report on Remuneration Policy and Remuneration Paid 2024.

These proposals were approved by the Board on March 18, 2025, for subsequent approval by the Shareholders' Meeting, and by the Board on June 26, 2025 with respect to the final figures for the existing LTI Plans.

The Committee also held meetings with the main institutional investors (representing around 10% of share capital) and proxy advisors, to maintain dialogue regarding the Remuneration Policy and its implementation, and for all Directors and Statutory Auditors held a session to provide in-depth information on remuneration aspects.

During the second half of 2025 the Committee's main activities included:
- examination of the voting recommendations from the main proxy advisors, comparing voting results with those of national and European peers;
- the proposal concerning the implementation of the Equity-Based LTI Plan 2023-2025 (2025 award) for the CEO and General Manager and managerial resources critical business, and the relative Regulations;
- the proposed 2025 allocation of the 2024-2026 Public Company Stock Plan, for Italian and foreign employees;
- examination of research/analysis aimed at the updating of the Remuneration Policy for 2026 and the new Equity-Based LTI Plan, as well as the methodological note for finalising performance data;
- the proposed 2026 annual engagement plan, with the main institutional investors and proxy advisors;
- updating the Methodological Note[20].

The Committee also held multiple meetings with proxy advisors, to verify possible updates to their voting policies, and for all the Directors and Statutory Auditors held a session to provide in-depth information on performance assessment methodology.

Proposals regarding the implementation of the Equity-Based LTI Plan and the Public Company Stock Plan were approved by the Board on October 23, 2025.

The Committee scheduled ten meetings for 2026, five of which had already been held as of the date of approval of this Report.

(20) For more information, please see page 27 of this document "General Principles – Result Verification Process".

PURPOSE AND GENERAL PRINCIPLES OF THE REMUNERATION POLICY

Purpose

Connection with the corporate mission and strategy

Eni's Remuneration Policy establishes that the remuneration of Directors, Chief Operating Officers and Managers with Strategic Responsibilities is functional to the pursuit of the sustainable success of the Company the corporate mission and reflects the need to have, retain and motivate people with the skills and professionalism deemed suitable for the role assigned (Principle XV of the Corporate Governance Code).

In particular, The Eni Remuneration Policy contributes to achieving the Company's strategies, with incentive structures tied to financial, business, equity, environmental and/or social sustainability and energy transition goals, taking a long-term view, taking into account the interests of all stakeholders.

For all Eni employees, the Remuneration Policy also supports:

- promoting actions and behaviours reflecting the Company's values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals' knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics[21] and the Eni Respect for Human Rights Policy, as well as "Diversity & Inclusion"[22], in line with the objectives of the United Nations, according to the principle of "equal pay for equal work";
- recognising roles and responsibilities, results, and the quality of professional contribution, utilising fair and competitive market references able to support a decent standard of living.

General principles

Alignment with the recommendations of the Corporate Governance Code

The Remuneration Policy is prepared in line with the principles and the recommendations of the Corporate Governance Code[23], as well as the additional indications of the Corporate Governance Committee[24].

Remuneration of the Chairman and Non-Executive Directors

Remuneration of Non-Executive Directors is commensurate with competence, professional qualification and effort required for the tasks assigned and participation on Board Committees (Recommendation No. 29), taking account of relevant market benchmarks, also considering comparable overseas experience; appropriate differentiation between the remuneration afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coordination of work and relationships with Corporate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones.

Remuneration of Members of the Board of Statutory Auditors

Article 2402, Civil Code establishes that annual remuneration of Statutory Auditors, if not established in the By-laws, shall be determined by the Shareholders' Meeting at the time of appointment, effective for the entire duration of their term. On this subject, the Corporate Governance Code recommends that the remuneration be appropriate to the responsibilities, skills and commitment (No. meetings and average duration) required by the relevance of the position and the size and sector features of the company (Recommendation No. 30). Therefore, the relevance of the tasks carried out is considered, as well as applicable market references, taking into account the size and complexity of the Company.

21) For more information on the Code of Ethics, please refer to the Corporate Governance and Shareholdings Structure Report 2024, available on the Corporate Governance website.
22) Policies approved by the Board of Directors respectively on September 14, 2023 and October 26, 2023.
23) For further information on the terms of adoption of Eni's Corporate Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section "Corporate Governance" on the Company website.
24) See the December 17, 2025 press release available on the Borsa Italiana website.

Remuneration of managerial roles, CEO/GM and MSRs

Consistency with market benchmark

Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of european companies comparable to Eni, developed through benchmarking analysis carried out by international remuneration advisors (Recommendation No. 25).

Balance between fixed and variable remuneration

The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company Recommendation No. 27, letter a). Executive roles with the greatest influence on business performance are characterised by variable remuneration containing a significant percentage of incentive components, particularly long-term awards (Recommendation No. 27, letter a), while the vesting period and/or incentive deferral period are defined over a period of at least three years (Recommendation No. 27, letter d).

Fixed remuneration

Fixed component congruent with respect to the delegated powers and/or responsibilities assigned, as well as the experience and skills of the individual in question and market benchmarks with reference to the panel of comparable companies.

Variable remuneration

The variable component is defined within maximum limits (Recommendation No. 27, letter b) and is intended to anchor remuneration to the strategy and results effectively achieved over the short and long-term, as well as to the interests of stakeholders.
Short and long-term variable remuneration, linked to pre-established and measurable financial and non-financial targets, consistent with the Strategic Plan and the expectations of shareholders and other stakeholders, intended to combine operational, economic and financial solidity with social and environmental sustainability (Principle XV and Recommendation No. 27, letter c).
Long-Term equity-based Incentive Plans intended to strengthen alignment with shareholder expectations and featuring: three-year vesting periods, portion of shares granted locked up for a 2 year period (Recommendation No. 28).

Result verification process

Variable remuneration paid following a careful verification process for results achieved compared to targets assigned and adjusted to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

Malus and clawback clauses

In the case that incentives (or the right to the same) have been achieved based on data which is later found to be clearly erroneous (Recommendation No. 27, letter e), or in cases of wilful alteration of the same, a specific malus/clawback Regulation applies, approved by the Board of Directors based on a proposal from the Remuneration Committee, which allows for: non-payment and/or granting of incentives already vested or in the process of vesting (**malus**), or the return of all or part of the incentives paid and/or granted (**clawback**).
Activation of clauses, for events which occurred during the vesting period for the same and the completion of the relative ascertainments, occurs within three years in cases of error, and within five years in cases of deliberate intent to defraud.
The clauses can also be applied in cases of termination for disciplinary reasons, including serious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company's interests. The Regulation also complies with the terms requested in the recent SEC/NYSE regulation, for cases of "accounting restatement".

Benefits

Benefits privilege components intended to provide social security and healthcare insurance.

Severance indemnities and non-compete agreements

Additional payments awarded upon termination of employment and/or term of office for executive roles, as well as non-compete agreements established to protect the company's interests, for roles considered to be at greater risk of "poaching", in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved (Recommendation No. 27, letter f), and in compliance with the protections set out in collective bargaining agreements (CCNL) for executives.

REMUNERATION POLICY FOR 2026

Approval process

In the exercise of its powers, the Remuneration Committee defined the structure and contents of the Remuneration Policy, for the purpose of preparing this Report, in accordance with the recommendations of the Governance Code. In taking its decisions, the Committee took into account the results of the periodic evaluation of the 2025 Policy.

For the purpose of preparing the Policy, the regulatory framework and governance practices for executive remuneration were monitored, as well as guidelines from institutional investors and feedback received during the engagement meetings.
In these activities, the Committee utilised assistance from major international consulting firms (Morrow Sodali – Georgeson – Willis Towers Watson and Korn Ferry).

The 2026 Eni Remuneration Policy for Directors, Auditors and other Managers with Strategic Responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of March 18, 2026, at the same time as the approval of this Report.

No exception envisaged

The 2026 Policy does not allow for exceptions in the implementation phase.

Connection with the Company's strategies

Through its short and long-term incentive systems, the Remuneration Policy supports the realization of the Company's Strategic Plan, through the definition of targets able to promote the creation of sustainable value for shareholders and other stakeholders in the medium/long-term. In particular, management's actions are assessed:

- over the short-term, in relation to a detailed and balanced framework of targets, which complement each other and are intended to guarantee economic growth and financial and capital strengthening for the company as a whole, as well as environmental sustainability and human capital, through reduction of net Upstream GHG Scope 1 and 2 emissions and human safety;

Long-term goals

- over the medium/long-term, in relation to equity-based performance (TSR), compared to a panel of Peers, directly connected to shareholder interests, and in relation to a series of targeted results in absolute terms and characterised by the centrality of financial/equity performance, integrated with environmental sustainability and energy transition goals.

Market benchmarks and remuneration Peer Group

For the Chairman, non-executive Directors and the Chief Executive Officer and General Manager, assessment of remuneration positioning was done, with reference to similar roles, utilising the Peer Group consisting of European companies in the Energy and Utilities sectors and other comparable sectors (Shell, TotalEnergies, BP, Repsol, Equinor, OMV, RWE, Iberdrola, E.ON, ENGIE, Enel, BASF, Bayer, Rio Tinto, Anglo American, Volkswagen, Vodafone, Siemens).

Additionally, for the Chief Executive Officer and General Manager, assessment of the remuneration position was also done with respect to the European direct competitors (Shell, TotalEnergies, BP). This peer group has not changed since 2023.

TABLE 9 – CEO REMUNERATION PEER GROUP

		Business activities				
Company	Country	Energy	Utility	Chemical	Mining	Other
1 Shell	UK/NL	✓				
2 TotalEnergies	France	✓				
3 BP	UK	✓				
4 Repsol	Spain	✓				
5 Equinor	Norway	✓				
6 OMV Group	Austria	✓				
7 RWE	Germany		✓			
8 Iberdrola	Spain		✓			
9 E.ON	Germany		✓			
10 ENGIE	France		✓			
11 Enel	Italy		✓			
12 BASF	Germany			✓		
13 Bayer	Germany			✓		
14 Rio Tinto	UK				✓	
15 Anglo American	UK				✓	
16 Volkswagen	Germany					✓
17 Vodafone	UK					✓
18 Siemens	Germany					✓

Managers with strategic responsibilities

For Managers with Strategic Responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within the European executive market for the industrial sector.

Comparisons of remuneration have been conducted with the help of the advisory firms Willis Towers Watson, and Korn Ferry.

Employee remuneration and working conditions

"Equal pay for equal work" principle

Eni places its people at the heart of its business strategy and is constantly committed to promoting working conditions in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc., according to the "equal pay for equal work" principle.

A worldwide integrated remuneration system

In particular, Eni applies a global integrated remuneration system to all its people, consistent with the reference markets and linked to company and individual performance, in compliance with local legislation. This system adopts remuneration references made up by the market median, guaranteeing fair and competitive remuneration with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the market minimum wages, as highlighted by the indicators represented in the Summary.

Eni also pays particular attention to the safety, well-being and quality of life of its people, as driving factors for the healthy growth of the Company. This is reflected in Eni's ongoing commitment in the field of Welfare and in a wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training.

Public Company Stock Plan 2024-2026

The Public Company Stock Plan, approved by the Board of Directors on April 4, 2024 and by the Shareholders' Meeting on May 15, 2024, is aimed at all Eni employees, with the goal of increasing a sense of belonging and participation in increasing company value, in line with the interests of shareholders, as well as supporting purchasing power.

The Plan called for two annual grants of shares free of charge (in 2024 and 2025), for an annual individual monetary value of €2,000. A lock-up period of 3 years applies to each grant.

In 2026 a co-investment method will be utilised which envisages, against the purchase of shares by the employee, the grant of additional shares free of charge equal to 50% of the purchased shares, for a maximum value of €1,000. A lock-up period of 1 year will apply to the portion purchased by the employee, while a 3-year period will apply to the free shares.

For the Chief Executive Officer and General Manager, Chief Operating Officers and Managers with Strategic Responsibilities and Executives participating in the Equity-Based LTI Plan the grant is limited to 1 symbolic share.

For more details about the Plan, including the cost and amount of share capital, please see the Information Document prepared in line with Article 114-bis of Italian Legislative Decree 58 of February 24, 1998 and Article 84-bis of the Regulation adopted by Consob with resolution 11971 of May 14, 1999, as subsequently modified and supplemented (Issuers Regulation), published on the Company's website in the "Governance/Remuneration" section and made available to the public in line with current law.

OFFICERS COVERED BY THE POLICY

Chairman of the Board of Directors

For the Chairman, the 2026 Remuneration Policy establishes a total maximum limit of €500,000, unchanged with respect to the previous term, taking into account the evidence from comparison salaries, including the fee for the office established by the Shareholders' Meeting and the remuneration that will be established by the Board of Directors for any powers granted, in consideration of the profile of the individual in question.

There is also a health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere. No specific severance payments are provided for the Chairman, nor do any agreements exist for indemnities in the case of resignation or early termination of office[25].

Non-Executive Directors

For Shareholders' Meeting fees, unchanged since 2014, for the 2026-2028 term it is proposed that an adjustment up to a maximum of €98,000 correlated with inflation trends be evaluated. Also taking the proposed increase into account, these fees continue to demonstrate a significant gap with respect to the median values in the reference peer group.

For participation in the Board Committees, which will be set up by the new Board, the 2026 Remuneration Policy envisages, also in consideration of the benchmarking carried out, the maintenance of the fees defined for the current term of office, and in any case, in the event of a different structure of the same, of fees defined within the maximum limits currently envisaged for the Control and Risk Committee:

- Control and Risk Committee: €70,000 for the Chairman and €50,000 for other members;
- Remuneration Committee: €50,000 for the Chairman and €35,000 for other members;
- Sustainability and Scenarios Committee: €50,000 for the Chairman and €35,000 for other members;
- Nomination Committee: €40,000 for the Chairman and €30,000 for other members.

No specific severance payments are provided for Non-Executive Directors, nor do any agreements exist for indemnities in the case of resignation or early termination of office[26].

(25) In consideration of the referral to this Report, in the 2025 Corporate Governance and Shareholdings Structure Report, which is available in the Corporate Governance section of the Company's website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid).
(26) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under the note above.

Board of Statutory Auditors

For Shareholders' Meeting fees, unchanged since 2020, for the 2026-2028 term it is proposed that an adjustment up to a maximum of €101,000 for the Chairman and €90,000 for the Standing Auditors correlated with inflation trends be evaluated (19%), also taking into account the gap with respect to the median values for the reference peer groups and the growing professional commitments associated with the activities performed by the Audit Committee to ensure compliance with SEC requirements, following listing on the New York Stock Exchange.

Chief Executive Officer and General Manager

The 2026 Remuneration Policy includes potential maximum amounts, which can be adjusted in relation to strategic challenges and the skill/experience level of the individual in question, and in the case of changes to the current roles, powers and employment relationships, taking into account remuneration comparisons with the peer group.

Fixed remuneration

Fixed remuneration

Fixed Remuneration (FR) calls for a total maximum limit of €1,970,000, adjusted equal to the inflation trend (23%) compared to previous remuneration (unchanged since 2017), also taking into account the significant gap with respect to the median values for the peer group and which could possibly be reduced in the case of changes in the current positions and relative powers and in relation to the profile of the individual in question. This proposal aligns the FR of the CEO/GM with the median for the peer group.
In the case that the position of GM is also assigned, this remuneration encompasses any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings. In relation to the executive employment relationship, the General Manager is also entitled to an allowance for travel, in line with the provisions of the relevant national collective bargaining agreement (CCNL) for executives of industrial companies and supplementary company-level agreements.

Short-Term Incentive Plan with deferral

The 2026 Policy calls for the continuation of a Short-Term Incentive Plan with deferral (STI Plan), with the same characteristics as those established in the previous Policy, and intended to achieve annual targets with an eye to medium/long-term sustainability.

PERFORMANCE CONDITIONS

Process used to define targets

The STI Plan includes an annual target structure consistent with the guidelines found in the Strategic Plan and balanced with respect to the interests of the various stakeholders. The performance targets in the Plan take into account the changes in Eni's strategic guidelines, alignment with stakeholder interest and best practices for the sector. The value of each target is in line with the budgeted figure.
The 2026 annual targets approved by the BoD on March 18, 2026 at the proposal of the Remuneration Committee are shown in table below.

TABLE 10 – 2026 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2027

ECONOMIC, FINANCIAL AND EQUITY TARGETS (65%)	ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL TARGETS (35%)
• Earning Before Tax (20%) • Free Cash Flow organic (25%) • Gearing (20%)	• GHG net emissions upstream Scope 1 and 2 (20%) • Severity Incident Rate (15%)
LEVERS • Growth in solid and integrated businesses • Efficiency of operating costs and G&A • Optimisation of working capital • Financial discipline in investment projects • Portfolio enhancement through the satellite model	**LEVERS** • Decarbonisation • HSE and sustainability

In particular:

Economic, financial and capital targets

- the **Earning Before Taxes (EBT), organic Free Cash Flow (FCF) and Gearing**[27] indicators are measures of Eni's capacity to ensure, respectively, economic, financial and equity profit for its businesses and ensure investments and shareholder remuneration are sustainable over time. To that end, Eni takes advantage of significant opportunities on the rapidly transforming energy market through a strategy that focusses on areas in which it has distinctive strengths in terms of competitiveness, based on unique proprietary technologies and integrated value chains, with new financial models able to generate growth and create value over time; in line with strategic targets communicated to the market;

Environmental sustainability and human capital objectives

- the **Net upstream Scope 1 and Scope 2 GHG emissions** (MCO_2eq.) indicator, for the financial perimeter established in the European Corporate Sustainability Reporting Directive - 2022/2464/EU, contributes to the company's Decarbonisation Plan, which aims for carbon neutrality by 2050;
- the **Severity Incident Rate (SIR)** indicator reflect Eni's HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are cornerstones of Eni's operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of the SIR focuses Eni's commitment on reducing serious injuries given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual severity of the incident. In 2026, the observation area included solely the operated companies, in line with the European CSRD. Additionally, with an eye to further strengthening this commitment, the 2026 Policy provides that in the event of a single fatality, the maximum incentive level cannot be achieved.

Verification of results

Final target results are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a Methodological Note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

Incentive mechanisms and levels

Incentive levels unchanged

The STI Plan with deferral has the same characteristics as in previous years, consistent with the remuneration policy principles.
Each target is predetermined and measured based on a performance scale of 70-150 points (target = 100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero). For purposes of the total incentive award, the minimum overall performance is 85 points.

In consideration of the need to promote initiatives for developing the business and to further align the remuneration of the CEO/GM with shareholder interests, the option of applying a coefficient of 1.1 to the total score of the annual performance record is also confirmed for operations of particular strategic importance not foreseen in the budget and/or extraordinarily positive annual economic/financial results (with a maximum score for the performance record of no more than 150 points). Also provided for, in a similar manner, is the option of applying a coefficient reducing the final score of 0.9 for adverse scenarios such as to determine extraordinarily negative annual economic/financial results (the performance record score may not be less than 85 points). These circumstances and any application and the corrective coefficient will be assessed by the Remuneration Committee, applying the criteria determined above and submitted for approval to the Board of Directors at the time Eni's annual performance is verified.

(27) Gearing measures the company's level of equity solidity and is used to evaluate its financial structure and the balance between own capital and debt. It is calculated as the ratio between net financial debt before lease liabilities and the sum of equity, including minority interests, and net debt before lease liabilities.

The **Total Incentive (TI)** is calculated using the following formula:

$$IT = RF \times I_{Target} \times M$$

Where FR is total fixed remuneration and "I_{Target}" is the incentive percentage at target performance level (up to a maximum of 150% of FR for the CEO/GM), while M is the multiplier related to the performance achieved, as shown in the chart below.

CHART 8 – TOTAL INCENTIVE MULTIPLIER


150%
100%
85%
Annual multiplier
70
85
100
150
Annual performance

The total incentive is divided in:

1) an **Annual portion** (I_A) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained. The values of the Annual portion, depending on the performance, are shown in the table below[28];

Annual incentive payable in the year

TABLE 11 – LEVELS OF ANNUAL PAYABLE INCENTIVE

Annual performance	<85	85 threshold	100 target	150 max
Annual incentive (in % of Fixed Rem.)	0%	83%	98%	146%

2) a **Deferred portion** (I_D) equal to 35% of the total incentive subject to additional performance conditions in a three-year period, and payable in the year after said period, as shown in the chart below.

Deferred incentive subject to further performance conditions during a three-year vesting period

CHART 9 – TIMELINE FOR STI DEFERRED PORTION


PERFORMANCE/VESTING PERIOD
YEAR 1
YEAR 2
YEAR 3
YEAR 4
AWARD
PAYMENT

(28) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 83% = 65% x (150% x 85%)
- Target: 98% = 65% x (150% x 100%)
- Max: 146% = 65% x (150% x 150%)

The deferred portion payable (I_{DE}) is determined as follows:

$$I_{DE} = I_D \times M_D$$

Where M_D is the final multiplier given by the average of the annual multipliers determined on the basis of the performance achieved by Eni in each year of the three-year period, as shown in the chart below.

CHART 10 – DEFERRED INCENTIVE MULTIPLIER


230%
130%
85%
Annual multiplier
70 85 100 150 Annual performance
Budget

The values of the payable deferred incentive, depending on the performance achieved in the three-year period, are shown in the table below[29].

TABLE 12 – LEVELS OF PAYABLE DEFERRED INCENTIVE AFTER THREE-YEAR PERIOD

Annual performance	<85	85 threshold	100 target	150 max
Deferred incentive (in % of Fixed Rem.)	0%	38%	68%	181%

Long-Term Equity-Based Incentive Plan

Process used to define targets

The Equity-Based LTI Plan 2026-2028, proposed by the Remuneration Committee and approved by the Board of Directors on March 18, 2026, will be submitted to the Shareholders' Meeting for approval on May 6, 2026.

The Plan calls for three annual awards, starting in 2026, with a three year performance period and an additional three year lock-up period (1 year for grant and 2 years of lock-up), as shown in the chart below.

CHART 11 – TIMELINE FOR EQUITY-BASED LTI PLAN


PERFORMANCE/VESTING PERIOD
LOCK-UP PERIOD
YEAR 1
YEAR 2
YEAR 3
YEAR 4
YEAR 5
YEAR 6
AWARD
GRANT
LOCK UP

(29) The deferred incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 38% = 35% x (150% x 85%) x 85
- Target: 68% = 35% x (150% x 100%) x 130
- Max: 181% = 35% x (150% x 150%) x 230

PERFORMANCE CONDITIONS

Targets of the Equity-Based LTI Plan 2026 award

The Plan performance targets are consistent with the Eni Strategic Plan and are intended to align management decisions with stakeholder interests, as well as with best practices for the sector. More specifically, these targets are structured as follows:

1) **25% Market Target** (relative): Total Shareholder Return;
2) **40% Financial and Equity Objective** (absolute), structured as follows:
   2.1) 25% organic Free Cash Flow;
   2.2) 15% Gearing.
3) **35% Environmental Sustainability and Energy Transition objective** (absolute), structured as follows:
   3.1) 20% Net upstream Scope 1 and Scope 2 GHG emissions;
   3.2) 15% Biojet production capacity.

The detailed descriptions of each indicator are given below:

1) Market objective: **Eni Share TSR** compared with the TSRs of each Peer Group company, calculated in the local currency, as the average of the multipliers achieved in each of the three performance years. The benchmark Peer Group has not changed since 2023 and is made up of 6 European companies in the Energy sector characterised by an integrated portfolio and similar energy transition and decarbonisation paths as Eni: Shell, BP, TotalEnergies, Equinor, Repsol, OMV.

2) Financial and equity objective, structured as follows:
   Organic Free Cash Flow cumulated in the three-year reference period compared to the equivalent value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period;
   Gearing: value verified at the end of the three-year period with respect to the same value established in the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.

3) Environmental Sustainability and Energy Transition Target, more specifically:
   Net upstream Scope 1 and Scope 2 GHG emissions[30] (MCO_2eq.), with respect to the financial perimeter established in the European Corporate Sustainability Reporting Directive - 2022/2464/EU, final value determined at the end of the three-year period compared to the same value established for the third year in the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period;
   Biojet fuel production capacity (kton) measured at the end of the three-year performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged over the performance period.

For each target, the Plan establishes that the three performance levels (threshold, target and maximum) established in the plans from previous years shall be maintained; in addition, it introduces a new over performance level in the case that results exceeding the maximum level are achieved (unchanged from previous years) to adequately value the strategic actions/initiatives undertaken by management.

2026-2028 absolute objective targets (2026 award)

Based on that established in the Information Document for the Equity-Based LTI Plan 2026-2028, available on the Company's website, the following table shows the three-year performance levels for the absolute targets with respect to the first award 2026, for the 2026-2028 performance period. The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 18, 2026.

(30) For more information on this indicator and the associated methodology, please see the Sustainability Report within the Annual Financial Report, available on the Company's website (www.eni.com).

TABLE 13 – 2026-2028 ABSOLUTE TARGETS FOR THE 2026 AWARD OF THE EQUITY-BASED LTI PLAN 2026-2028

Objectives	Indicator	Measurement unit	Threshold 80%	Target 130%	Maximum 180%	Overperf. 235%
Financial and Capital Target	Organic Free Cash Flow	Euro billions cumulated in the three-year period 2026-2028	12.58	14.08	15.58	15.83
	Gearing	% at 31.12.2028	20.4%	18.04%	16.5%	16.1%
Environmental Sustainability and Energy Transition Target	Net upstream Scope 1 and Scope 2 emissions	$MtonCO_2eq.$ in 2028	2.95	2.80	2.65	2.55
	Biojet Production Capacity	Kton/year Biojet production capacity at 12.31.2028	1,380	1,580	1,780	1,880

INCENTIVE MECHANISMS AND LEVELS

The annual award of shares is calculated using the following formula:

$$\text{NO. SHARES AWARDED} = RF \times \%I_{Base}/P_{Attr}$$

where FR is total fixed remuneration, I_{Base} is the incentive percentage at the base level (150% of the FR for the Chief Executive Officer) and P_{Attr} is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the 4 months before the month in which the Board of Directors approves the award to the Chief Executive Officer and the Plan rules.

Grant of shares at the end of the three-year vesting period is determined using the following formula:

$$\text{NO. GRANTED SHARES} = \text{NO. AWARDED SHARES} \times M_f$$

In which the final multiplier M_f is equal to the weighted average of the multipliers of each indicator. For TSR, the multiplier may be between zero and 180%, with the threshold placed at the median positioning level, calculated as the average of the annual multipliers in the three-year reference period. The additional over performance level, with a multiplier of 235%, is applied only in cases in which during the first and second years of performance first place in the ranking is achieved, and in the third year, in addition to first place in the ranking, the difference with respect to the second place ranking exceeds 10%.

TABLE 14 – PERFORMANCE SCALE - RELATIVE PERFORMANCE SCALE MULTIPLIER (TSR)

Rank					
1st+ Over perf.	1st Maximum	2nd	3rd Target	4th threshold	5th-8th
Multiplier					
235%	180%	140%	100%	80%	0%

For each absolute target, the result will be evaluated based on a multiplier between zero and 180%. As with the TSR, an additional over performance level is established, with a multiplier of between 180% and 235%, applied in the case of extraordinary results that exceed the maximum level (defined in line with previous years), based on the following chart:

CHART 12 – ABSOLUTE PERFORMANCE SCALE - MULTIPLIER


Partial multiplier
235%
180%
130%
80%
Minimum Performance
Target Performance
Maximum Performance
Over Performance

The table below shows, based on the performance level, the monetary value of the shares (as a percentage of fixed remuneration) grantable to the Chief Executive Officer at the end of the vesting period, net of any effects due to changes in the share price[31].

TABLE 15 – VALUE LEVELS OF GRANTED SHARES

Average 3-year weighted performance	<40	40 threshold	122.5 target	180 max	235 over perf.
Value of shares (in % of fixed remuneration)	0%	60%	183.75%	270%	352.5%

Verification of results

Final target results are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a Methodological Note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.

Shareholding Policy

The Regulations of the 2026-2028 Plan establish, for the current Chief Executive Officer and Executives, that 50% of the shares granted at the end of the vesting period will remain restricted for 2 years after the granting date. The non-restricted portion of the shares is generally used by the beneficiary to pay taxes due on the taxable value of the granted shares, in relation to the tax regulations and rates in effect in Italy.
For the CEO/GM, the lock-up condition is equivalent, in the case of annual grants equal to the value awarded, to a shareholding target (achievable within 2 years) of a value equal to 1.5 times the fixed remuneration and in the case of the maximum grants equal to 2.7 times fixed remuneration (3.5 times in the case of over performance).

(31) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 60% = 150% x 40%
- Target: 183.75% = 150% x 122.5%
- Max: 270% = 150% x 180%
- Over performance: 352.5% = 150% x 235%

Pro-rata mechanism in case of consensual termination of the CEO

For the Chief Executive Officer, in the event of termination related to expiry of the term of the Board of Directors without renewal, the grant of Eni shares of each award will be prorated with respect to the period of permanence in office, according to the results verified over the same period. In the event of early termination due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the award and payment of incentives shall lapse.

Malus/clawback clauses

All variable incentives, both short and long-term, in favour of the Chief Executive Officer are subject to the malus/clawback clauses envisaged in Eni's Remuneration Policy, described in the General Principles chapter.

Benefits

The following benefits are envisaged for the Chief Executive Officer in line with the Eni policies established for all Executives: (i) insurance coverage for death and permanent disability, for occupational injury and disease and elsewhere; (ii) supplementary pension and healthcare plan; (iii) company car.

Pay mix

Prevalence of long-term variable

The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component (deferred portion of the short-term incentive and the equity-based long-term incentive), as shown in the graph below.

CHART 13 – PAY MIX CEO


Target
30% Fixed remuneration
30% Short-Term Incentive
40% Long-Term Incentive
Maximum
19% Fixed remuneration
28% Short-Term Incentive
53% Long-Term Incentive
Over Performance
17% Fixed remuneration
26% Short-Term Incentive
57% Long-Term Incentive

Public Company Stock Plan 2024-2026

Based on that established in the Information Document for the Public Company Stock Plan 2024-2026, available on the Company's website, the Chief Executive Officer and General Manager participate in the Plan, with a purely symbolic grant of 1 Eni share.

Payments due in the event of termination of office or employment[32]

SEVERANCE PACKAGE

For the position of Chief Executive Officer: an indemnity in the event of early termination or non-renewal of the office, or in the case of dismissal for just cause consequent to an essential reduction in powers, equal to two years of fixed remuneration for the position, in line with Recommendation 2009/385/EC.

(32) Information also provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Finance.

For the position of General Manager: indemnity in the event of the consensual termination of the management relationship, set at two years of fixed remuneration plus short-term incentive, below the maximum protections of the appropriate national collective bargaining agreement providing for up to three years of total actual remuneration, including fixed remuneration, short- and long-term variable incentives, and benefits[33].

Also with reference to Recommendation No. 27, letter f) of the Corporate Governance Code, these indemnities cannot be paid in the event of termination and/or dismissal with just cause or resignation of the interested party not justified by a substantial reduction in powers, as well as in the circumstances set out in Art. 2122 of the Italian Civil Code.

NON-COMPETE AGREEMENT

For the 2026-2029 term, to protect the interests of the Company, a non-competition agreement will be maintained and/or may be defined.
Should the current Chief Executive Officer and General Manager be confirmed, the existing non-competition agreement will remain effective, according to the terms and conditions applicable thereto[34].
Should a new Chief Executive Officer be appointed, the fee for this Agreement may be defined in relation to the requirements established therein (duration and extent of the constraints on business and countries), with a maximum limit, for each year of the constraints, equal to the fixed remuneration plus a variable component, based on the average results for the STI Plan in the previous three years, of between €500,000 (performance target) and €1,000,000 (maximum performance). A maximum limit of €300,000 is established for the option right fee.

Managers with strategic responsibilities

Incentive Plans closely consistent with those provided for the CEO/GM

For General Managers and other Managers with Strategic Responsibilities, the 2026 Remuneration Policy is unchanged on that for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company's Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for executives.
In particular, the Short-Term Variable Incentive Plan with deferral and Equity-Based Long-Term Incentive Plan – intended for the Chief Executive Officer apply.

Fixed remuneration

Differentiation by position level

Fixed remuneration is determined based on the role and responsibilities assigned considering a prudent positioning with respect to the median benchmarks of national and international executive markets for roles of a similar level of responsibility and managerial complexity.
Remuneration may be updated, during the annual salary review that involves all managers, with selective changes, also temporary, for holders of positions that have seen a significant increase in responsibility or seniority, connected to excellent performance. In addition, in their capacity as Eni officers, Managers with Strategic Responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for executives and supplementary Company agreements.

(33) In cases of termination not due to just cause, CCNL protections call for up to a maximum of 36 months of total remuneration (fixed remuneration, variable short and long-term incentives, benefits), including that due by way of notice indemnity, consistent with national regulations (article 2121, Civil Code).
(34) Recall that the option right established for the Chief Executive Officer and General Manager in office was exercised by the Board of Directors, with a resolution made on March 14, 2019, as specified in page 29 of the 2019 Remuneration Report.

Short-Term Incentive Plan with deferral

Managers with Strategic Responsibilities participate in the Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer. The related individual targets are consistent with those assigned to the Chief Executive Officer, in line with the responsibilities of the role and the provisions of the Company's Strategic Plan.

For Managers with Strategic Responsibilities, the target incentive levels for the Short-Term Variable Incentive Plan differ depending on the role's level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remuneration, respectively.

Long-Term Equity-Based Incentive Plan

Managers with Strategic Responsibilities participate in the 2026-2028 Long-Term Incentive Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2026, with the same performance conditions and characteristics as those described above for the Chief Executive Officer.

For Managers with Strategic Responsibilities, the value of the shares to be awarded each year differs depending on the level of their role and is limited to a maximum of 75% of fixed remuneration, with the maximum gant corresponding to 135% of fixed remuneration (176% in the case of over performance), calculated with reference to the price at which the shares were awarded.

Malus/clawback clauses

For General Managers and other Managers with Strategic Responsibilities, the same malus/clawback and share lock-up clauses envisaged for the Chief Executive Officer and the General Manager apply.

Benefits

The following benefits are envisaged for Managers with Strategic Responsibilities, as defined in national collective bargaining agreements and supplemental company agreements for all Eni executives: (i) life insurance and insurance against permanent disability due to workplace or other injury or illness; (ii) supplementary pension plan (FOPDIRE fund) and supplementary health plan (FISDE fund); (iii) company car for business and personal use and possible housing for operational and mobility requirements.

Pay mix

Strong prevalence of long-term variable

The pay mix is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component (deferred portion of the short-term incentive and the equity-based long-term incentive), in line with practice in the reference market, as shown in the graph below.

CHART 14 – PAY MIX MSRs


Target
40% Fixed remuneration
26% Short-Term Incentive
34% Long-Term Incentive
Maximum
28% Fixed remuneration
27% Short-Term Incentive
45% Long-Term Incentive
Over Performance
26% Fixed remuneration
26% Short-Term Incentive
48% Long-Term Incentive

Public Company Stock Plan 2024-2026

Based on that established in the Information Document for the Public Company Stock Plan 2024-2026, available on the Company's website, Managers with Strategic Responsibilities participate in the Plan, with a purely symbolic grant of 1 Eni share.

Payments due in the event of consensual termination of employment

Consistent with national regulations and the CCNL for industrial executives

Managers with Strategic Responsibilities, like all Eni executives, are entitled to severance benefits for employment termination established by law and in the CCNL for industrial Managers together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of retirement incentives, taking into account the position held and performance, within the limits of protections envisaged by the same collective bargaining agreement and consistent with application criteria of the Italian Corporate Governance Code (Recommendation No. 27, letter f). These protections envisage, in cases of termination without just cause, up to a maximum of three years of total actual remuneration, calculated in line with the provisions of Art. 2121 of the Civil Code[35] and of the CCNL for industrial executives (Art. 19).

For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of Long-Term Incentive Plans, the pro-rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account.

(35) Total actual remuneration includes fixed remuneration, short and long-term variable incentives and benefits.

Section II
Remuneration and other information



CONTENTS

Section II will be subject to a non-binding vote during the Shareholders' Meeting of May 6, 2026, according to the provisions of the applicable legislation.

This Section describes the implementation of the Policy applying in 2025, with the information on the final results and an indication of the remuneration accrued and the equity investments held, in individual form for the Directors, Statutory Auditors and Chief Operating Officers, and in aggregate form, for the other Managers with Strategic Responsibilities.

INTRODUCTION

Section II contains, for the Chairman of the Board of Directors, the non-executive Directors, the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities, the fixed remuneration for 2025 and the short and long-term variable incentives vested with respect to 2025 performance and which can be paid/awarded in 2026, based on the accrual criteria established in the CONSOB regulations and in line with the 2025 Remuneration Policy.

As regards the Short-Term Incentive vested in 2025 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the incentives envisaged by the Policy at the level of individual target performance.
For the equity-based Long-Term Incentive awarded in 2023 with the 2023-2025 vesting period, the incentives are provided as determined based on progress of the results. Short and long-term incentives effectively paid/awarded in 2026 will be communicated in the 2027 Report on Remuneration.

Section II also provides additional information on the implementation of the remuneration policies for 2024, concerning the incentives actually paid/awarded for which, at the date of approval of the 2025 Report, the data necessary for verifying the performance results were not available.

Finally, the section presents, for the 2023-2025 Long-Term Incentive Plan, information on the 2025 award, in line with current regulations[36].

Disclosure on remuneration changes

For the Chairman and the Non-Executive Directors and Statutory Auditors, there were no changes in remuneration in 2025 compared to 2024, their remuneration having remained unchanged.

For the Chief Executive Officer and General Manager, in 2025 the fixed remuneration saw no changes, while total remuneration fell by -10% with respect to 2024, mainly due to the equity-based Long-Term Incentive awarded in 2025, in relation to the difference between the price of the share at grant compared to the price at the time of awarding.

TABLE 16 – REMUNERATION PAID TO THE CEO/GM IN 2021-2025 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of attribution	Deferred STI	LTI Shares	Benefits	Total	% change
2025	1,600	1,997	2022	2,234	2,520	31	8,382	-10%
2024	1,600	2,184	2021	2,330	3,176	28	9,319	-8%
2023	1,600	2,059	2020	2,134	4,288	32	10,113	32%
2022	1,600	2,106(a)	2019	2,102	1,832	31	7,671	5%
2021	1,600	2,153	2018	1,549(b)	1,939	44	7,285	43%

(a) The amount paid came to €1,615 thousand, in relation to the deferral in 2022 of 25% of the incentive.
(b) The amount paid came to €775 thousand reflecting the further deferral in 2022 of 50% of the incentive.

(36) Table prepared in line with art. 84-bis (Annex 3A, schedule 7) of the CONSOB Issuer Regulations.

For the Chief Operating Officers the change in the remuneration from 2021 reflects mainly the change in the holders of the positions.

TABLE 17 – REMUNERATION PAID TO THE CHIEF OPERATING OFFICER GLOBAL NATURAL RESOURCES IN 2021-2025 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of attribution	Deferred STI	LTI Shares	Benefits	**Total**	**% change**
2025	881	762	2022	414	384	14	**2,455**	**21%**
2024	846	680	2021	243	244	13	**2,026**	**12%**
2023	765	613	2020	152	258	15	**1,803**	**9%**
2022[a]	682	759[b]	2019	124	70	12	**1,647**	**-16%**
2021	898	757	2018	164[c]	125	12	**1,956**	**38%**

(a) The amounts include remuneration and incentives paid up to February 6, 2022 to Mr Puliti and subsequently to Mr Brusco.
(b) The amount paid came to €568 thousand, reflecting the deferral in 2022 of 25% of the incentive.
(c) The amount paid came to €82 thousand, reflecting the further deferral in 2022 of 50% of the incentive.

TABLE 18 – REMUNERATION PAID TO THE CHIEF TRANSITION & FINANCIAL OFFICER IN 2021-2025 (THOUSANDS OF EUROS)

			Long-Term Incentives					
Year	Fixed Remuneration	Annual STI	Year of attribution	Deferred STI	LTI Shares	Benefits	**Total**	**% change**
2025	902	780	2022	597	418	20	**2,717**	**286%**
2024[a]	258		2021		441	5	**704**	**-**

(a) Fixed remuneration, benefits and pro-rata incentives for the position of GM held from 01.10.2024 to 31.12.2024.

For Eni Italy employees, during the 2025-2024 period, the change in total average remuneration was +4.3%. The changes in the periods of 2024-2023 and 2023-2022 were, respectively, +1.2% and +4.5%.

In 2025, Eni effectively accelerated strategic execution, kicking off key projects and strengthening the company's positioning to create value. This strategic progress translated into significant financial results: operating cash flow in 2025 reached €12.5 billion, exceeding that forecast in the plan that was revised to take into account the worsening of the scenario, and the pro forma debt ratio was 14%. At the same time, the amount distributed to shareholders was increased, increasing the buyback programme value by 20%. Overall, in 2025 Eni demonstrated its ability to increase production while reducing debt and investments, and increasing remuneration.

IMPLEMENTATION OF THE 2025 REMUNERATION POLICIES

The implementation of the Remuneration Policy for 2025 covering Directors, Chief Operating Officers and other Managers with Strategic Responsibilities was verified by the Remuneration Committee during the periodic assessment provided for in the Corporate Governance Code and was found to be compliant with the Remuneration Policy approved by the Shareholders' Meeting on May 14, 2025, kept unchanged with respect to the policy approved by the Shareholders' s Meeting on May 10, 2023, and the decisions taken by the Board of Directors on June 1, 2023.

Verification of objectives 2025

This section covers the verification of targets for 2025, as approved by the Board of Directors on March 18, 2026 for the purpose of incentives payable/grantable and/or awardable to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with Strategic Responsibilities.

STI Plan IBT 2026 - Verification of Objectives 2025

Verification of the objectives assigned to the Chief Executive Officer and General Manager for 2025 was approved by the Board, following verification and a proposal from the Remuneration Committee, at its meeting on March 18, 2026, with a performance score of 149 points calculated.

The table below shows the weightings and performance achieved for each objective.

TABLE 19 – VERIFICATION OF OBJECTIVES 2025 STI PLAN 2026

Performance targets	% weight	Measurement unit	Target	Result	Minimum 70	Budget 100	Maximum 130	Over performance 150	Performance score	Score Weighted
i. Economic and financial results	**65**									**97.5**
EBT (Earning Before Tax) adjusted	20	€ billion	7.4	**9.2**					150	30.0
Free Cash Flow	25	€ billion	0.4	**4.6**					150	37.5
Leverage	20	%	28.6	**17.8**					150	30.0
ii. Environmental sustainability and human capital	**25.0**									**51.9**
Net GHG emissions of upstream equity (Scope 1+2)	20	$tCO_2eq./kboe$	5.2	**4.7**					150	30.0
Severity Incident Rate (SIR) - employees and contractors weighted	15	(a)	24	**9**					146	21.9
TOTAL										**149**

(a) (Total recordable injuries weighted for severity/hours worked) x 1,000,000.

Final target results are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics. The following are the main results for each objective:

EBT: better result with respect to the target, relative to performance spread over all sectors, based on cost efficiency and excellent growth in operational drivers of value, in particular:
- optimising underlying costs and increased upstream production, supported by the start of new projects and optimisation of operations;
- maximising the value of the gas/LNG portfolio and benefits from commercial agreements;
- optimising management of biorefineries through diversification of raw materials and developing products;
- accelerating the chemical transformation plan;
- improving the efficiency of the corporate structure.

Organic Free Cash Flow: an improvement was seen compared to the target, thanks to the operating performance described above, the numerous initiatives to optimise cash flow, mainly by optimising working capital and other measures implemented to mitigate the impacts of the current scenario, which led to a notable reduction in the level of financial leverage.

Leverage: the result was the consequence of better economic and financial results, as well as active portfolio management.

Net emissions upstream Scope 1 and 2 equity: the result benefited from actions to optimise operating management and make it more efficient.

Severity Incident Rate (SIR): an improvement compared to the target, confirming that safety is a priority for Eni, thanks to the gradual application of new instruments designed to prevent accidents and continuous safety training provided at all company levels, as well as strict monitoring of the activities performed in the field by our partners.

STI Plan 2023 - Deferred Portion: verification of objectives 2023-2025

The 2023 STI Plan provided for a deferred portion of 35%, depending on the annual performance of Eni in the 2023-2025 period. On March 18, 2026, the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2025 performance score of 149 points resulting in a 2025 multiplier of 228%.

With reference to the multipliers already determined for 2023 and 2024, the final multiplier to be applied to the 2023 deferred portion for payment in 2026 came to 208% as shown in the table below.

TABLE 20 – FINAL MULTIPLIER OF THE STI DEFERRED PORTION ACCRUED IN 2023-2025

	2023 performance	2024 performance	2025 performance	Final multiplier for payment 2025
Eni performance score	140	128	149	208%
Multiplier	210%	186%	228%	

Equity-Based LTI Plan 2023-2025 – Award 2023: verification of objectives 2023-2025

The 2023 award for the Equity-Based LTI Plan 2023-2025, approved by the Shareholders' Meeting on May 10, 2023, was connected to the performance of the relative parameter for TSR and the absolute Economic/Financial, Decarbonisation, Energy Transition and Circular Economy parameters.

2023-2025 performance results, relative to this award, will only be available after the publication of Eni's Financial Report and will be published in the 2027 Report in the section "Additional disclosure on the implementation of the Remuneration Policy for 2025".

Remuneration accrued and/or awarded in 2025

Chairman of the Board of Directors

For the Chairman, remuneration was paid for the position and the powers granted (respectively equal to €90,000 and €410,000), as well as benefits (insurance against death, permanent disability due to injury or illness and occupational disease or other) as envisaged in the 2025 Remuneration Policy.

Non-Executive Directors

For the Non-Executive Directors, the remuneration established for the position was paid (€80,000), as well as for participation on Board Committees (found in detail in table 1 of the chapter "Remuneration accrued in 2025"), in line with the 2025 Remuneration Policy.

Board of Statutory Auditors

For the Chairman of the Board of Statutory Auditors and the Statutory auditors the fixed remuneration established for the position in the 2025 Remuneration Policy was paid (respectively equal to €85,000 and €75,000), as well as any additional remuneration for positions held at subsidiaries (found in detail in table 1 of the chapter "Remuneration accrued in 2025").

Chief Executive Officer and General Manager

Below is a summary of the remuneration accrued in 2025 for the Chief Executive Officer and General Manager, (found in detail in tables 1, 2 and 3 of the chapter "Remuneration accrued in 2025"), and the related pay mix.

TABLE 21 – SUMMARY OF REMUNERATION ACCRUED FOR THE CEO/GM IN 2025

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	1.600	2.324	1.252[a]	31	5.207
Pay mix (%)	31%	44%	24%	1%	100%

(a) Includes the deferred portion of the Short-Term Incentive 2023 accrued in 2023-2025; does not include the Equity-Based Long-Term Incentive 2023 which will be calculated after completion of the final verification process scheduled for June 2026.

FIXED REMUNERATION AND BENEFITS

In 2025, fixed remuneration equal to €1,600,000 was paid (€600,000 for the position of Chief Executive Officer and €1,000,000 for the position of General Manager) as well as benefits, as established in the 2025 Remuneration Policy.
Fixed remuneration includes the remuneration determined by the Shareholders' Meeting for Board of Directors members as well as any remuneration due for participation in the Boards of Directors of Eni subsidiaries and/or shareholdings.
The benefits include insurance coverage against death and invalidity, complementary healthcare and assistance and a car for business and personal use, in line with the Eni policies established for Executives.

STI PLAN 2026

In relation to the final results achieved in 2025 and approved by the Board of Directors on March 18, 2026 (149 points), the payment of an annual amount of €2,324 thousand was vested and the award of a deferred amount of €1,252 thousand (respectively equal to 65% and 35% of the total incentive of €3,576 thousand), consistent with that established in the approved Remuneration Policy.

STI PLAN 2023 – VESTING OF THE DEFERRED PORTION

In 2025, the deferred portion of the STI awarded in 2023 had vested in an amount equal to €2,307 thousand, in relation to the final multiplier achieved during the performance period 2023-2025 (208%) approved by the Board of Directors on March 18, 2026 in line with that established in the Remuneration Policy.

EQUITY-BASED LTI PLAN 2023-2025 - VESTING OF THE AWARD 2023

In 2025 the incentive awarded in 2023 was vested, for performance period 2023-2025. The actual number of shares to be granted will be determined after verification of the results which were not yet available as of the date of approval of this Report.
An estimate of the number of actions which may be granted is found in table 3 in this section, under the item "Financial instruments vested during the year and grantable", based on current progress in the results for the performance period in question.

EQUITY-BASED LTI PLAN 2023-2025 - 2025 AWARD

Implementing the 2025 allocation of the Equity-Based LTI Plan 2023-2025, approved by the Shareholders' Meeting on May 14, 2025, on October 23, 2025 the Board of Directors, after the examination by and proposal provided by the Remuneration Committee, approved the award price of €14.4823, calculated based on the criteria established in the Plan, and approved the allocation to the CEO and General Manager of 165,720 Eni shares, determined based on the percentage of the incentive to be applied to fixed remuneration (150%).

SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT

In 2025, the conditions did not occur for the application of the end of office or termination of employment indemnities called for in the approved Remuneration Policy.

Chief Operating Officers and other Managers with Strategic Responsibilities

Below is a summary of the remuneration accrued in 2025 for the Chief Operating Officers, (found in detail in tables 1, 2 and 3 of the chapter "Remuneration accrued in 2025"), and the related pay mix.

TABLE 22 – SUMMARY OF REMUNERATION ACCRUED FOR CHIEF OPERATING OFFICER GLOBAL NATURAL RESOURCES IN 2025

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	881	624[a]	336[b]	14	1,855
Pay mix (%)	47%	34%	18%	1%	100%

(a) Estimate for individual performance in relation to target level 2025 (final verification data not being available at the date of approval of the Report).
(b) Includes the deferred portion of the Short-Term Incentive 2023 accrued in 2023-2025; does not include the Equity-Based Long-Term Incentive 2023 which will be calculated after completion of the final verification process scheduled for June 2026.

TABLE 23 – SUMMARY OF REMUNERATION ACCRUED FOR THE CHIEF TRANSITION & FINANCIAL OFFICER 2025

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	902	639[a]	344[b]	20	1,905
Pay mix (%)	47%	34%	18%	1%	100%

(a) Estimate for individual performance in relation to target level 2025 (final verification data not being available at the date of approval of the Report).
(b) Includes the deferred portion of the Short-Term Incentive 2023 accrued in 2023-2025; does not include the Equity-Based Long-Term Incentive 2023 which will be calculated after completion of the final verification process scheduled for June 2026.

For the other MSRs, the tables in the chapter "Remuneration accrued in 2025" show, in aggregate form, the details of fixed remuneration and Short and Long-Term Incentives accrued in 2025.

FIXED REMUNERATION AND BENEFITS

In 2025, in the context of the annual remuneration revision process established for all executives, selective adjustments were made to fixed remuneration and benefits were assigned in line with the criteria set out in the Remuneration Policy.

STI PLAN 2026

In 2026, the annual and deferred portion of the 2026 STI Plan will be paid/awarded in relation to individual performance in 2025, for which final results were not yet available as of the date this Report was approved.

Table 2 of the chapter "Remuneration accrued in 2025" provides an estimate of the incentives, determined based on that established in the Policy with respect to individual target performance.

STI PLAN 2023 – VESTING OF THE DEFERRED PORTION

In 2025, the deferred portion awarded in 2023 accrued based on the final multiplier verified in the 2023-2025 performance period (208%), approved by the Board of Directors on March 18, 2026.

EQUITY-BASED LTI PLAN 2023-2025 - VESTING OF THE AWARD 2023

The incentives awarded in 2023, related to the 2023-2025 Equity-Based Long-Term Incentive Plan, accrued in 2025. The actual number of shares to be granted will be determined after verification of the results which were not yet available as of the date of approval of this Report.

Table 3 of the chapter "Remuneration accrued in 2025" provides an estimate of the number of shares which may be awardable based on current progress in the results for the performance period in question.

EQUITY-BASED LTI PLAN 2023-2025 - 2025 AWARD

Implementing the 2025 allocation of the Equity-Based LTI Plan 2023-2025, approved by the Shareholders' Meeting on May 14, 2025, on October 23, 2025 the Board of Directors approved the 2024 award of the Equity-Based Long-Term Incentive Plan 2023-2025, approved by the Shareholders' Meeting of May 10, 2023 and granted delegated powers to the Chief Executive Officer and General Manager for the related implementation in favour of the Chief Operating Officers, the Other Managers with Strategic Responsibilities and the managerial resources critical for the business, according to the criteria established by the Plan.

SEVERANCE INDEMNITY FOR END-OF-OFFICE OR TERMINATION OF EMPLOYMENT

During 2025, no cases of consensual termination occurred for Chief Operating Officers or Managers with Strategic Responsibilities.

Additional disclosure on the implementation of Remuneration Policy for 2024

To complete the information published in Section II of the 2024 Report on Remuneration, this section reports the actual values of 2024 remuneration paid/granted in relation to the final verification of performances completed after the date of approval of the Report.

STI Plan 2025

Following final verification of individual performance in 2023, as carried out after the date of approval of the 2024 Remuneration Report, the following payments/awards occurred:

- Chief Operating Officer Natural Resources Guido Brusco was paid the annual portion of €762 thousand and awarded the deferred portion of €410 thousand;
- Chief Operating Officer Transition & Financial Francesco Gattei was paid the annual portion of €780 thousand and was awarded the deferred portion of € 420 thousand;
- Chief Operating Officer Energy Evolution Giuseppe Ricci was paid the annual portion of €616 thousand and was awarded the deferred portion of €331 thousand;
- Other Managers with Strategic Responsibilities, were paid annual portions for a total amount of €8,161 thousand and were awarded deferred portions totalling €4,398 thousand.

Equity-Based LTI Plan 2020-2022: Awarding of 2022 Award

In relation to the results for the TSR parameter of the NPV certain reserves parameter 2024 and absolute parameters approved by the Board of Directors on June 26, 2025, the final multiplier for the 2022 award was 81%, as illustrated in the table below.

TABLE 24 – FINAL EQUITY-BASED LTI PLAN 2022 ACCRUED IN 2022-2024

Result	% weight	Result 2022	Result 2023	Result 2024	Multiplier	Weighted multiplier
ΔTSR 3 year	25%		9°		0%	0%
NPV Proven Reserves	20%	8°	8°	6°	27%	5%
		0%	0%	80%		

Absolute targets	% weight	Target[a] Min	Target[a] Max	Result	Multiplier	Weighted multiplier
Free Cash Flow (billions of euros)	20%	19.26	21.51	23.52	180%	36%
Decarbonisation (tCO_2/kboe)	15%	20.3	18.3	20.2	85%	13%
Energy Transition (MW)	10%	3,807	4,389	3,851	88%	9%
Circular Economy (projects)	10%	1 project	3 projects	3 projects	180%	18%
			Final multiplier			81%

(a) Target possibly adjusted to neutralise external factors, applying the gap-analysis methodology approved by the Remuneration Committee.

Final target results for absolute targets are determined using a process to neutralise the impact of external factors, for example the commodity price situation throughout the value chain (upstream and downstream), exchange rates (Euro/USD) and interest rates, as well as other occurrences which by their nature cannot be attributed to management performance, based on a methodological note periodically updated by the Remuneration Committee which, among other things, takes into account the regulatory framework and/or accounting standards for the main economic and financial metrics.
The following are the main results for each objective:
Free Cash Flow (organic): exceeded the target thanks to the results seen by all business areas, in particular the GGP sector thanks to gas/LNG optimisation and cash initiatives;
Decarbonisation (GHG emissions): in line with the threshold value;
Energy Transition (incremental installed renewable capacity): in line with the threshold value;
Circular Economy (projects): higher than the target.

Chief Executive Officer and General Manager

The Chief Executive Officer and General Manager, in relation to the final multiplier determined (81%), in 2025 a total of 164,616 Eni shares were awarded, with a taxable value at the time of the award of €2,520 thousand.

Chief Operating Officers and Other Managers with Strategic

In relation to the verified final multiplier (81%), in 2025 the following awards were made:
- Chief Operating Officer Natural Resources (Guido Brusco): 25,070 Eni shares, with a taxable value of €384 thousand;
- Chief Operating Officer, Chief Transition & Financial Officer (Francesco Gattei): 27,333 Eni shares, with a taxable value of €418 thousand;
- Chief Operating Officer Energy Evolution (Giuseppe Ricci): 25,687 Eni shares, with a taxable value of €393 thousand;
- other Managers with Strategic Responsibilities: 283,963 Eni shares total, with a taxable value at the time of the award of € 4,347 thousand.

REMUNERATION ACCRUED IN 2025

Table 1 – Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities

In compliance with the provisions of the Issuers Regulation, the table below reports the remuneration accrued in 2025 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with Strategic Responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year.

In particular:

- the column labelled "Fixed Remuneration" reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or payments with reference to the employment relationship are indicated separately;
- the column labelled "Remuneration for participation on Committees" reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, compensation for each Committee is indicated separately;
- the column labelled "Variable non-equity remuneration" under the item "Bonuses and other incentives" shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 "Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities"; in the event of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the incentives accrued considering performance not yet verified at target level; item "Profit sharing" does not show any figures since no profit- sharing mechanisms are in place;
- the column labelled "Benefits in kind" reports (on an accrual and taxability basis) the value of any fringe benefits awarded;
- the column labelled "Other remuneration" reports (on an accrual basis) any other remuneration deriving from other services provided;
- the column labelled "Total" reports the sum of the amounts of all the previous items;
- the column labelled "Fair value of equity compensation" reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period;
- the column labelled "Severance indemnity for end-of-office or termination of employment" reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

TABLE 1 – REMUNERATION PAID TO DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (AMOUNT IN THOUSAND OF EUROS)

							Variable non-equity remuneration						
Name and surname	Notes	Position	Period for which the position was held	Expiration of office(*)	Fixed remuneration	Remuneration for participation in Committees	Bonuses and other incentives	Profit sharing	Non-monetary benefits	Other remuneration	Total	Fair value of equity-based remuneration	Severance indemnity for end-of-office or termination of employment
Board of Directors													
Giuseppe Zafarana	(1)	Chairman	01.01-31.12	2026	500(a)						500		
Claudio Descalzi	(2)	Chief Executive Officer and General Manager	01.01-31.12	2026	1,600(a)		4,631(c)		31(d)		6,262	2,134	
Raphael Louis L. Vermeir	(3)	Director	01.01-31.12	2026	80(a)	105(b)					185		
Elisa Baroncini	(4)	Director	01.01-31.12	2026	80(a)	65(b)					145		
Massimo Belcredi	(5)	Director	01.01-31.12	2026	80(a)	80(b)					160		
Roberto Ciciani	(6)	Director	01.01-31.12	2026	80(a)	35(b)					115		
Carolyn Adele Dittmeier	(7)	Director	01.01-31.12	2026	80(a)	90(b)					170		
Federica Seganti	(8)	Director	01.01-31.12	2026	80(a)	100(b)					180		
Cristina Sgubin	(9)	Director	01.01-31.12	2026	80(a)	85(b)					165		
Board of Statutory Auditors													
Rosalba Casiraghi	(10)	Chairwoman	01.01-31.12	2026	85(a)					65(e)	150		
Enrico Maria Bignami	(11)	Statutory Auditor	01.01-31.12	2026	75(a)					72(e)	147		
Marcella Caradonna	(12)	Statutory Auditor	01.01-31.12	2026	75(a)						75		
Giulio Palazzo	(13)	Statutory Auditor	01.01-31.12	2026	75(a)						75		
Andrea Parolini	(14)	Statutory Auditor	01.01-31.12	2026	75(a)					23	98		
Managers with Strategic Responsibilities(**)													
Guido Brusco	(15)	Chief Operating Officer Global Natural Resources	01.01-31.12		881(a)		1,310(c)		14(d)		2,205	350	
Francesco Gattei	(16)	Chief Operating Officer Chief Transition & Financial Officer	01.10-31.12		902(a)		1,394(c)		20(d)		2,316	371	
Other MSRs	(17)	*Remuneration in the company that prepares the Financial Statements*			6,626		6,900		216	90	13,832	1,794	
		Remuneration from subsidiaries and associates											
				Total	6,626(a)		6,900(c)		216(d)	90(e)	13,832	1,794	
					11,454	**560**	**14,235**		**281**	**250**	**26,780**	**4,649**	

(*) The office will expire with the Shareholders' Meeting called to approve the Financial Statements as at December 31, 2025.
(**) Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, or who reported directly to the CEO (twenty-five executives).

1. Giuseppe Zafarana - Chairman of the Board of Directors
(a) The amount includes: (i) the fixed remuneration set by the Shareholders' Meeting of May 10, 2023, equal to €90 thousand; (ii) the fixed remuneration for the delegated powers approved by the Board of Directors for the 2023-2026 term, equal to €410 thousand.
2. Claudio Descalzi - Chief Executive Officer and General Manager
(a) The amount includes: (i) the fixed remuneration for the position of Chief Executive Officer for the 2020-2023 term equal to €600 thousand; (ii) the fixed remuneration for the position of General Manager set for the 2023-2026 term, equal to €1,000 thousand. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €17.7 thousand.
(b) The amount includes: (i) the annual portion of the 2026 STI plan accrued in 2025, in the amount of €2,324 thousand, for Eni's performance achieved in 2025 and (ii) the deferred portion of the STI plan awarded in 2023, accrued in relation to the performance achieved in the 2023-2025 period, in the amount of €2,307 thousand.
(c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use.
3. Raphael Louis L. Vermeir - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €70 thousand for the Control and Risk Committee and €35 thousand for the Remuneration Committee.
4. Elisa Baroncini - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €35 thousand for the Sustainability and Scenarios Committee and €30 thousand for the Appointments Committee.
5. Massimo Belcredi - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Remuneration Committee and €30 thousand for the Appointments Committee.
6. Roberto Ciciani - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €35 thousand for the Sustainability and Scenarios Committee.
7. Carolyn Adele Dittmeier - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €40 thousand for the Appointments Committee.
8. Federica Seganti - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €50 thousand for the Sustainability and Scenarios Committee.
9. Cristina Sgubin - Director
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount includes the remuneration established by the Board of Directors for participation on Board Committees, in particular: €50 thousand for the Control and Risk Committee and €35 thousand for the Remuneration Committee.
10. Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount corresponds to the remuneration for serving on the Supervisory Body.
11. Enrico Maria Bignami - Statutory Auditor
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount corresponds to the remuneration for the positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: €45 thousand at Eni Mediterranea Idrocarburi SpA; €27 thousand at ENIBIOCH4IN SpA.
12. Marcella Caradonna - Statutory Auditor
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
13. Giulio Palazzo - Statutory Auditor
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
14. Andrea Parolini - Statutory Auditor
(a) The amount corresponds to the annual fixed remuneration set by the Shareholders' Meeting of May 10, 2023.
(b) The amount corresponds to the remuneration for the positions held on the boards of statutory auditors of subsidiaries or associates and, in particular: €23 thousand, Ecofuel SpA.
15. Guido Brusco - Chief Operating Officer Global Natural Resources
(a) The amount corresponds to Gross Annual Salary. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €11.5 thousand.
(b) The amount includes: (i) the annual portion of the 2026 STI Plan accrued in 2025, in the amount of €624 thousand, based on the assumption of individual performance at target in 2025 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2023, accrued in relation to performance achieved in the 2023-2025 period, for a total amount of €686.4 thousand.
(c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office.
16. Francesco Gattei - Chief Operating Officer, Chief Transition & Financial Officer
(a) The amount corresponds to Gross Annual Salary pro-rata for the period during which the position of Chief Operating Officer was held. To this amount is added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company's complementary agreements for an amount of €5.6 thousand.
(b) The amount includes: (i) the annual portion of the 2026 STI Plan accrued in 2025, in the amount of €639 thousand, based on the assumption of individual performance at target in 2025 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portion of the STI Plan awarded in 2023, accrued in relation to performance achieved in the 2023-2025 period, for a total amount of €755 thousand.
(c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office.
17. Other Managers with Strategic Responsibilities
(a) The amount corresponds to total Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company's additional agreements, as well as other indemnities related to employment for a total of €45.8 thousand.
(b) The amount includes: (i) the annual portions of the 2026 STI Plan accrued in 2025, for a total amount of €3,252 thousand, based on the assumption of individual performance at target in 2025 (given the unavailability of verified performance data at the date of approval of the Report) and (ii) the deferred portions of the STI Plan awarded in 2023, accrued in relation to performance achieved in the 2023-2025 vesting period, for an amount of €3,648 thousand.
(c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use.
(d) Amounts due to for the positions held by Managers with strategic responsibilities in the Company's Supervisory Body and for the Manager responsible for the preparation of the Company's financial statements (FRO).

Table 2 – Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities

The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, Other Managers with Strategic Responsibilities (including all individuals who filled these roles during the period, even if for only a fraction of the year).

The column labelled "Bonus for the year" details:

- under the item "payable" the short-term variable incentive accrued during the year based on the final verification of the performance carried out by the competent corporate bodies with reference to the objectives defined for the financial year; in the event of unavailability of the performance result at the date of approval of the Report, the table shows an estimate of the incentive accrued considering performance not yet verified at target level;
- under the item "deferred," the amount of the base incentive award awarded during the year;
- under the item "deferral period," the duration of the vesting period for the deferred incentive awards awarded in the year.

The column labelled "Bonus for previous years details":

- under the item "no longer payable," the long-term incentive awards no longer payable in relation to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules;
- under the item "payable," the deferred incentive accrued in the year, on the basis of verification of the performance conditions for the vesting period, or the incentive amounts earned due to events relating to employment relationships as envisaged in the Plan regulations;
- under the item "still deferred," incentives awarded in previous years that have not yet vested.

The column labelled "Other Bonuses" details incentives earned on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year.

The total of the amounts under the item "payable" in the columns "Bonus for the year", "Bonus for previous years" and "Other Bonuses" is the same as that indicated in the "Bonuses and other incentives" column in table 1.

TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (AMOUNT IN THOUSAND OF EUROS)

			Bonus for the year			Bonus for previous years			
Name and surname	Position	Plan	payable/ paid	deferred	deferral period	no longer payable	payable/ paid	still deferred	Other bonuses
Claudio Descalzi	Chief Executive Officer and General Manager	2026 Short-Term Incentive Plan - Portion paid BoD of March 18, 2026	2,324						
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2026		1,252	3 years				
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025						1,176	
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						1,109	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023					2,307		
Total			**2,324**	**1,252**			**2,307**	**2,285**	
Guido Brusco	Chief Operating Officer Global Natural Resources	2026 Short-Term Incentive Plan - Portion paid BoD of March 18, 2026	624[a]						
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2026		336[b]	3 years				
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025						366	
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						330	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023					686		
Total			**624**	**336**			**686**	**696**	
Francesco Gattei	Chief Operating Officer Chief Transition & Financial Officer	2026 Short-Term Incentive Plan - Portion paid BoD of March 18, 2026	639[a]						
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2026		344[b]	3 years				
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025						399	
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						363	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023					755		
Total			**639**	**344**			**755**	**762**	
Other Managers with Strategic Responsibilities[c]		2026 Short-Term Incentive Plan - Portion paid BoD of March 18, 2026	3,252[a]						
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2026		1,668[b]	3 years				
		2026 Short-Term Incentive Plan - Portion deferred BoD of March 18, 2025						1,790	
		2024 Short-Term Incentive Plan - Portion deferred BoD of March 13, 2024						1,754	
		2023 Short-Term Incentive Plan - Portion deferred BoD of March 16, 2023					3,648		
Total			**3,252**	**1,668**			**3,648**	**3,544**	
			6,839	**3,600**			**7,396**	**7,287**	

(a) Annual portion of the 2026 STI Plan accrued in 2025, based on the assumption of 2025 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(b) Deferred portion of the 2026 STI Plan accrued in 2025, based on the assumption of 2025 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(c) Other Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-five).

Table 3 – Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and Other Managers with Strategic Responsibilities

The table below shows, for the Long-Term Equity-Based Incentive Plan, the shares awarded to the Chief Executive Officer and General Manager and Chief Operating Officers, and the aggregate numbers awarded/grantable to the Other Managers with Strategic Responsibilities (including all individuals who covered such positions for any period of time during the year).

In particular:
- the column "Financial instruments awarded in previous years and not vested during the year" shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested;
- the column "Financial instruments awarded during the year" shows the type, number, total fair value, vesting period, award date, and market price on that date for financial instruments awarded during the year;
- the column "Financial instruments vested during the year and not assigned" shows the type and number of any financial instruments awarded and no longer grantable based on verification of performance during the vesting period, or of any financial instruments awarded and not assignable due to termination of employment as governed by the rules of the plans;
- the column "Financial instruments vested during the year and grantable" shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and grantable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the number of shares grantable in relation to the performances already verified and to hypotheses of target level for the performances not yet available at the date of publication of the Report;
- the column "Financial instruments for the year" shows the fair value of the financial instruments awarded and still in existence solely for the portion pertaining to the year, which is also shown in table 1 in the column "Fair value of equity-based remuneration".

TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

			Financial instruments awarded in previous years and not vested during the year		Financial instruments awarded during the year					Financial instruments vested during the year and not granted	Financial instruments vested during the year and granted		Financial instruments for the year
Name and surname	Position	Plan	Number of Eni shares	Vesting period	Number of Eni shares	Fair value at award date (thousands of euros)	Vesting period	Award date	Market price on award date (euro)	Number of Eni shares	Number of Eni shares	Value at date of vesting	Fair value (thousands of euros)
Claudio Descalzi	Chief Executive Officer and General Manager	2025 Equity-based Long-Term Incentive Plan BoD October 23, 2025			165,720	2,363	3 years	October 23, 2025	15,586				149
		2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024	168,719	3 years									715
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023									181,764(a)		1,076
Total					**165,720**	**2,363**							**1,940**
Managers with strategic responsibilities													
Guido Brusco	Chief Operating Officer Global Natural Resources	2025 Equity-based Long-Term Incentive Plan BoD October 23, 2025			45,642	667	3 years	November, 30 2025	16,132				21
		2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024	30,967	3 years									117
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023									30,710(a)		177
Total					**45,642**	**667**							**315**
Francesco Gattei	Chief Operating Officer Chief Transition & Financial Officer	2025 Equity-based Long-Term Incentive Plan BoD October 23, 2025			46,712	683	3 years	November, 30 2025	16,132				21
		2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024	31,705	3 years									120
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023									33,209(a)		192
Total					**46,712**	**683**							**333**
Other Managers with strategic responsibilities(b)		2025 Equity-based Long-Term Incentive Plan BoD October 23, 2025			214,089	3,130	3 years	November, 30 2025	16,132				97
		2024 Equity-based Long-Term Incentive Plan BoD October 24, 2024	154,871	3 years									587
		2023 Equity-based Long-Term Incentive Plan BoD October 26, 2023									159,840(a)		922
Total COOs and other Managers with Strategic Responsibilities					**306,443**	**4,480**							**2,254**
Grand total					**472,163**	**6,843**							**4,194**

(a) Number of shares that can be granted, estimated based on progress in results during the reference performance period, as the final figures for performance were not available on the date the Report was approved.
(b) Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers, or who reported directly to the CEO (twenty-five executives).

SHAREHOLDINGS HELD

The table below reports, under article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and Other Managers with Strategic Responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period.

The number of shares (all "ordinary") is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the Other Managers with Strategic Responsibilities. The individuals indicated hold title to the shareholdings.

TABLE 4 – SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

Name and surname	Position	Affiliated Company	Number of shares held at 12.31.2024	Number of shares acquired[a]	Number of shares sold[b]	Number of shares held at 12.31.2025
Board of Directors						
Claudio Descalzi	Chief Executive Officer	Eni SpA	552,237	164,616	69,232	647,621
Chief Operating Officers						
Guido Brusco	COO GNR	Eni SpA	30,010	25,070	10,495	44,585
Francesco Gattei	COO CT&FO	Eni SpA	66,934	15,891	0	82,825
Other Managers with Strategic Responsibilities[c]		Eni SpA	840,634	305,768	206,191	940,211

(a) Including the assignment of shares of the 2022 award of the LTI Share Plan, vested in 2022-2024.
(b) Including the portion of shares sold for tax compliance related to the assignment of the 2022 award of the LTI Share Plan.
(c) Other Executives who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers or who reported directly to the CEO (twenty-five executives, all of whom with shareholdings in Eni SpA).

ANNEX UNDER ARTICLE 84-BIS OF CONSOB ISSUER REGULATION - 2025 IMPLEMENTATION OF THE LONG-TERM INCENTIVE PLAN (LTI) 2023-2025

With reference to the 2023-2025 Long-Term Equity-Based Incentive Plan approved by the ordinary Shareholders' Meeting on May 10, 2023, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2025 Plan award, in accordance with art. 84-bis (Annex 3A, schedule 7) of the CONSOB Issuer Regulation.

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Claudio Descalzi	CEO Eni SpA		Eni shares	165,720(*)	23/10/25	n.a.	15.586	3 years
Adriano Alfani	CEO Versalis		Eni shares	20,197	30/11/25	n.a.	16.132	3 years
Clara Andreoletti	President & CEO Eni Next LLC		Eni shares	2,557	30/11/25	n.a.	16.132	3 years
Mirko Araldi	General Manager Eni North Africa BV		Eni shares	3,667	30/11/25	n.a.	16.132	3 years
Andrea Balanzoni	Managing Director Versalis Asia Pacific Pte. Ltd.		Eni shares	2,650	30/11/25	n.a.	16.132	3 years
Stefano Ballista	CEO Enilive SpA		Eni shares	18,609	30/11/25	n.a.	16.132	3 years
Andrea Barberi	General Manager Eni Congo SAU		Eni shares	3,107	30/11/25	n.a.	16.132	3 years
Catia Bastioli	Chairwoman and CEO Novamont SpA		Eni shares	6,712	30/11/25	n.a.	16.132	3 years
Marco Bollini Vittorio	Managing Director Eni International BV		Eni shares	7,009	30/11/25	n.a.	16.132	3 years
Fabrizio Bolondi	Managing Director Nigerian Agip Exploration Ltd		Eni shares	3,125	30/11/25	n.a.	16.132	3 years
Alberto Mario Bonettini	Managing Director Eni International Resources Limited		Eni shares	5,883	30/11/25	n.a.	16.132	3 years
Marica Calabrese	Managing Director & General Manager Eni Rovuma Basin BV		Eni shares	2,295	30/11/25	n.a.	16.132	3 years
Davide Calabrò	Chairman and CEO Enilive Iberia SLU		Eni shares	6,216	30/11/25	n.a.	16.132	3 years
Emanuele Calviello	Managing Director Eni Australia Limited		Eni shares	2,624	30/11/25	n.a.	16.132	3 years
Francesco Caria	CEO SeaCorridor Srl		Eni shares	4,063	30/11/25	n.a.	16.132	3 years
Paolo Carnevale	Managing Director Eni Abu Dhabi Refining & Trading Services BV		Eni shares	3,418	30/11/25	n.a.	16.132	3 years
Giordano Crema	Managing Director & General Manager Petrobel Belayim Petroleum Co.		Eni shares	2,070	30/11/25	n.a.	16.132	3 years
Roberto Daniele	Managing Director Eni Muara Bakau BV		Eni shares	4,661	30/11/25	n.a.	16.132	3 years
Luca De Caro	Chairman & CEO Eni Mediterranea Idrocarburi SpA		Eni shares	2,797	30/11/25	n.a.	16.132	3 years
Francesco De Francesco	CEO Finproject SpA		Eni shares	3,998	30/11/25	n.a.	16.132	3 years
Paolo De Juliis	Chairman and CEO Enimoov SpA		Eni shares	2,244	30/11/25	n.a.	16.132	3 years
Antonio De Roma	CEO Enibioch4In SpA		Eni shares	2,660	30/11/25	n.a.	16.132	3 years
Massimiliano Del Moro	CEO Enilive Austria Gmbh		Eni shares	2,641	30/11/25	n.a.	16.132	3 years
Fabrizio Dodi	General Manager DLNG Service SAE		Eni shares	3,453	30/11/25	n.a.	16.132	3 years
Luca Faccenda	Managing Director Eni Cote d'Ivoire Limited		Eni shares	1,768	30/11/25	n.a.	16.132	3 years
Diarmuid Padraig Flanagan	Managing Director Eni Venezuela BV		Eni shares	2,200	30/11/25	n.a.	16.132	3 years
Giorgio Fontana	CEO Plenitude Energy Services SpA		Eni shares	2,920	30/11/25	n.a.	16.132	3 years

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Ernesto Formichella	Managing Director Banque Eni SA		Eni shares	4,247	30/11/25	n.a.	16.132	3 years
Alessandro Gaeta	CEO Enipower		Eni shares	4,599	30/11/25	n.a.	16.132	3 years
Francesco Gasparri	General Manager Ieoc Production BV		Eni shares	2,576	30/11/25	n.a.	16.132	3 years
Alessandro Gelmetti	Managing Director Eni Cyprus Limited		Eni shares	2,417	30/11/25	n.a.	16.132	3 years
Manfredi Giusto	Managing Director Eni CCUS Holding Limited		Eni shares	5,137	30/11/25	n.a.	16.132	3 years
Stefano Goberti	CEO Eni Plenitude		Eni shares	25,238	30/11/25	n.a.	16.132	3 years
Paolo Grossi	CEO Eni Rewind		Eni shares	10,703	30/11/25	n.a.	16.132	3 years
Giorgio Guidi	Managing Director Eni México. S.de R.L. de C.V.		Eni shares	3,289	30/11/25	n.a.	16.132	3 years
Seger Willem Arie Hoijtink	Chairman. Managing Director & Resident Manager Agip Karachaganak BV		Eni shares	6,525	30/11/25	n.a.	16.132	3 years
Massimo Maria Insulla	President & CEO Eni US Operating Co. Inc.		Eni shares	3,591	30/11/25	n.a.	16.132	3 years
Maurizio Limiti	Managing Director Eni Espana Comercializadora De Gas SAU		Eni shares	1,837	30/11/25	n.a.	16.132	3 years
Giuseppe Lo Faso	CEO Bioraffineria Di Gela SpA		Eni shares	1,604	30/11/25	n.a.	16.132	3 years
Sergio Francantonio Lombardini	Chairman & Managing Director Versalis International SA		Eni shares	4,247	30/11/25	n.a.	16.132	3 years
Giuseppe Macchia	CEO Agenzia Giornalistica Italia SpA		Eni shares	4,143	30/11/25	n.a.	16.132	3 years
Alberto Manzati	CEO EniProgetti SpA		Eni shares	3,837	30/11/25	n.a.	16.132	3 years
Antonio Colino Martinez	Managing Director Eni Plenitude Iberia SLU		Eni shares	3,419	30/11/25	n.a.	16.132	3 years
Adriano Mongini	Chief Executive Officer Azule Energy Angola BV		Eni shares	8,325	30/11/25	n.a.	16.132	3 years
Alberto Navarretta	President & CEO Eni trading&shipping Inc		Eni shares	4,774	30/11/25	n.a.	16.132	3 years
Alfonso Pagano	General Manager CORAL FLNG SA		Eni shares	2,580	30/11/25	n.a.	16.132	3 years
Andrew Pascoe	Chairman & Managing Director Versalis UK Ltd		Eni shares	2,541	30/11/25	n.a.	16.132	3 years
Remo Pasquali	President & CEO Enilive Us Inc.		Eni shares	4,631	30/11/25	n.a.	16.132	3 years
Marco Petracchini	Chairman Enilive SpA		Eni shares	9,909	30/11/25	n.a.	16.132	3 years
Luciano Piferi	CEO Enilive Deutschland Gmbh		Eni shares	2,779	30/11/25	n.a.	16.132	3 years
Maurizio Pinna	Managing Director Eni Ghana Exploration and Production Limited		Eni shares	2,069	30/11/25	n.a.	16.132	3 years
Claudia Porretta Serapiglia	Managing Director Eni UK Limited		Eni shares	2,338	30/11/25	n.a.	16.132	3 years
Diego Portoghese	Managing Director Eni Abu Dhabi BV		Eni shares	4,201	30/11/25	n.a.	16.132	3 years
Fabio Quaranta	Managing Director Gas Supply Company Thessaloniki-Thessalia SA		Eni shares	2,279	30/11/25	n.a.	16.132	3 years
Silvia Rappini	CEO Eni Corporate University SpA		Eni shares	4,930	30/11/25	n.a.	16.132	3 years
Paolo Repetti	Chairman & CEO Ecofuel SpA		Eni shares	4,827	30/11/25	n.a.	16.132	3 years
Stefano Rovelli	Managing Director Liverpool Bay CCS Limited		Eni shares	2,926	30/11/25	n.a.	16.132	3 years
Giancarlo Ruiu	Managing Director North Caspian Operating Company NV		Eni shares	4,143	30/11/25	n.a.	16.132	3 years
Roberto Saladini	Chairman and CEO Enilive Suisse SA		Eni shares	2,589	30/11/25	n.a.	16.132	3 years
Giacomo Benedetto Silvestri	Chairman Eniverse Ventures Srl		Eni shares	5,634	30/11/25	n.a.	16.132	3 years

TABLE NO. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION NO. 11971/1999 (REMUNERATION PLANS BASED ON FINANCIAL INSTRUMENTS)

		FRAME 1 FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name an surname or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Award date	Purchase price of the instruments	Market price at the time of award (euro)	Vesting period
Enrico Trovato	Managing Director Eni Iraq BV		Eni shares	2,486	30/11/25	n.a.	16.132	3 years
Giorgio Tuccio	Chairman Versalis France SAS		Eni shares	2,848	30/11/25	n.a.	16.132	3 years
Tamás Varga	Chairman & Managing Director Dunastyr Polisztirolgyártó Zártkoruen Mukodo Részvénytársaság		Eni shares	1,634	30/11/25	n.a.	16.132	3 years
Maurizio Vecchiola	Chairman Finproject SpA		Eni shares	6,214	30/11/25	n.a.	16.132	3 years
Giorgio Vicini	Directeur Général Eni Algeria Production BV		Eni shares	2,631	30/11/25	n.a.	16.132	3 years
Ledvin Zardini	CEO EniServizi SpA		Eni shares	4,237	30/11/25	n.a.	16.132	3 years
Other Eni Managers with Strategic Responsibilities[b]	10 managers		Eni shares	306,443	30/11/25	n.a.	16.132	3 years
Other managers	323 managers		Eni shares	1,208,582	30/11/25	n.a.	16.132	3 years

(a) Number of shares awarded with resolution of the Board of Directors of October 23, 2025.
(b) Other Executives who, at time of award and together with the Chief Executive Officer and Chief Operating Officers, were permanent members of the Company's Management Committee or reported directly to the CEO.

Annex: list of charts and tables

LIST OF CHARTS

LIST OF TABLES

LIST OF CONSOB TABLES

Eni SpA

Headquarters
Piazzale Enrico Mattei, 1 - Rome - Italy
Capital Stock as of December 31, 2025: € 4,005,358,876.00 fully paid
Tax identification number 00484960588

Branches
Via Emilia, 1 - San Donato Milanese (Milan) - Italy
Piazza Ezio Vanoni, 1 - San Donato Milanese (Milan) - Italy

Contacts
eni.com
+39-0659821
800940924
segreteriasocietaria.azionisti@eni.com

Investor Relations
Piazza Ezio Vanoni, 1 - 20097 San Donato Milanese (Milan)
Tel. +39-0252051651 - Fax +39-0252031929
e-mail: investor.relations@eni.com

Layout and supervision
K-Change - Rome